UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Angie’s List, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANGIE’S LIST, INC.
1030 East Washington Street
Indianapolis, Indiana 46202

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 13, 2017

To the Stockholders of Angie’s List, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Angie’s List, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 13, 2017, at 10:00 a.m. EDT, virtually via the Internet at www.virtualshareholdermeeting.com/ANGI17, for the following purposes:

1.	To elect four Class III directors to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	To approve, by non-binding advisory vote, the compensation of our Named Executive Officers;

4.	To approve the 2017 Omnibus Incentive Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our Board of Directors fixed the close of business on April 24, 2017 (the “Record Date”) as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 as described in Proposal No. 2 of the Proxy Statement, FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as described in Proposal No. 3 of the Proxy Statement and FOR the approval of the 2017 Omnibus Incentive Plan as described in Proposal No. 4 of the Proxy Statement.

This year we are again electronically disseminating the Annual Meeting materials to some of our stockholders, as permitted under the “Notice and Access” rules approved by the U.S. Securities and Exchange Commission (the “SEC”). Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of proxy materials (the “Notice”) containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

The Board of Directors appreciates and encourages your participation in the virtual Annual Meeting. Regardless of whether you plan to participate in the virtual Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by following the instructions contained in our proxy materials.

By Order of the Board of Directors

/S/ SHANNON M. SHAW
Shannon M. Shaw Chief Legal Officer & Corporate Secretary

Indianapolis, Indiana
April 28, 2017

ANGIE’S LIST, INC.
1030 East Washington Street
Indianapolis, Indiana 46202

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
June 13, 2017

The Board of Directors of Angie’s List, Inc. is soliciting your proxy to vote at the Annual Meeting to be held on June 13, 2017, at 10:00 a.m. EDT, and at any adjournment or postponement of that meeting. We are pleased to inform you that this year’s meeting will once again be conducted in a virtual format. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ANGI17.

The Company’s stockholders of record at the close of business on April 24, 2017 (the “Record Date”) are eligible to participate and vote at our Annual Meeting. The only voting securities of Angie’s List are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 59,705,580 shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority of the outstanding shares of common stock entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Under rules adopted by the SEC, we elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request receipt of a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of our Annual Meeting and reduce the environmental impact of our Annual Meeting. We intend to mail the Notice on or before May 4, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

PARTICIPATING IN THE VIRTUAL ANNUAL MEETING

We will be hosting the Annual Meeting live over the Internet at www.virtualshareholdermeeting.com/ANGI17. A summary of the information you need to participate in our Annual Meeting online is provided below:

•	Any stockholder can participate and listen to the Annual Meeting live over the Internet at www.virtualshareholdermeeting.com/ANGI17;

•	Only stockholders as of the Record Date for the Annual Meeting, by using their 16-digit control number, may vote or submit questions while participating in the live webcast of the Annual Meeting;

•	Instructions on how to participate in the Annual Meeting are posted at www.virtualshareholdermeeting.com/ANGI17.

In this Proxy Statement, we refer to Angie’s List, Inc. as the “Company,” “Angie’s List,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Angie’s List’s fiscal year, we mean the twelve-month period ending December 31 of the stated year. The mailing address of our principal executive office is 1030 East Washington Street, Indianapolis, Indiana 46202.

THE PROXY PROCESS AND STOCKHOLDER VOTING QUESTIONS AND
ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act on the matters outlined in the Notice on the cover page of this Proxy Statement, namely:

•	the election of four Class III directors to serve until our 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	the approval, by non-binding advisory vote, of the compensation of our Named Executive Officers;

•	the approval of the 2017 Omnibus Incentive Plan; and

•	any other matters that may properly be presented at the Annual Meeting.

What are the date, time and place of the 2017 Annual Meeting?

We will hold the 2017 Annual Meeting on June 13, 2017 at 10:00 a.m., EDT, virtually via the Internet at www.virtualshareholdermeeting.com/ANGI17.

What is Notice and Access?

In accordance with the e-proxy rules of the SEC, we will mail a Notice to our stockholders of record, and brokers, banks and other nominees (collectively, “nominees”) who hold shares on behalf of beneficial owners (also called “street name holders”) on or before May 4, 2017. The Notice describes the matters to be considered at the virtual Annual Meeting and how the stockholders can access the proxy materials online. It also provides instructions on how those stockholders can vote their shares. If you received the Notice, you will not receive a print version of the proxy materials, unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice. If you hold your shares in street name, you may request a print version of the proxy materials from your nominee by following the instructions on the notice your nominee provides you.

How can stockholders access and participate in the virtual Annual Meeting?

To access the virtual Annual Meeting, you must visit www.virtualshareholdermeeting.com/ANGI17 and provide your 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ANGI17. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 24, 2017 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 59,705,580 shares of common stock outstanding and entitled to vote (excluding any treasury shares).

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 24, 2017, your shares were registered directly in your name with Angie’s List’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote by participating in, and voting during, the Annual Meeting, or you may vote by proxy. Whether or not you plan to participate in the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, at the close of business on April 24, 2017, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account or its nominee is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to participate in the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares during the Annual Meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or other holder of record.

How do I vote?

For the election of directors, you may either vote “For” the four nominees or you may “Withhold” your vote for any nominee you specify. For the ratification of the appointment of our independent auditors, the advisory vote on executive compensation and the vote on the 2017 Omnibus Incentive Plan, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote through the Internet during the virtual Annual Meeting. Alternatively, you may vote by proxy by mailing the accompanying proxy card or by voting over the Internet or by telephone. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still participate in the Annual Meeting and vote during the Annual Meeting. In such case, your previously submitted proxy will be disregarded.

•
To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by proxy over the Internet, follow the instructions provided on the proxy card or the Notice.

•	To vote by telephone, follow the instructions provided on the proxy card.

•	To vote during the virtual Annual Meeting, follow the instructions available on the Internet.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions on the voting instruction card to ensure your vote is counted. To vote during the Annual Meeting, follow the instructions from your broker, bank or other agent included with these proxy materials.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the proxy is exercised at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	you may submit another properly completed proxy (by Internet, telephone or mail) with a later date;

•	you may send a written notice that you are revoking your proxy to Angie’s List’s Corporate Secretary at 1030 East Washington Street, Indianapolis, Indiana 46202; or

•
you may vote by Internet while participating in the virtual Annual Meeting (participating in the Annual Meeting by itself will not revoke your proxy unless you also vote through the Internet during the virtual Annual Meeting).

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

What are the recommendations of the Board?

Our Board recommends that you vote:

“FOR” the election of the four (4) Class III director nominees;

“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

“FOR” approval of the compensation of our Named Executive Officers; and

“FOR” approval of the 2017 Omnibus Incentive Plan.

What if I return a proxy card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and you indicate that you wish to vote as recommended by our Board, or you return a signed proxy card but do not specify how you wish to vote, then your shares will be voted “FOR” all of the director nominees and “FOR” Proposals Nos. 2, 3 and 4. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions on such matter.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of Angie’s List shares held in street name and do not provide the organization that holds your shares with voting instructions, your broker or other nominee may vote your shares only on those proposals on which it has discretion to vote; if your broker or nominee does not have discretion to vote, your returned proxy will be considered a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum but are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Your broker or nominee does not have discretion to vote your shares on non-routine matters such as the election of directors, advisory votes on the compensation of our Named Executive Officers and approval of the 2017 Omnibus Incentive Plan (Proposals Nos. 1, 3 and 4). However, we believe your broker or nominee does have discretion to vote your shares on routine matters such as Proposal No. 2.

What is the vote required to approve the proposals and how are abstentions and broker non-votes treated?

With respect to Proposal No. 1, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. This means the four directors receiving the highest number of votes will be elected. With respect to Proposals Nos. 2, 3 and 4, the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on each proposal is required for approval.

In accordance with Delaware law, only votes cast “For” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. If stockholders abstain from voting, including brokers holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposal No. 1, as approval of a percentage of shares present or outstanding is not required for this proposal, and with regard to Proposals Nos. 2, 3 and 4, will have the same effect as an “Against” vote.

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on Proposals Nos. 1, 3 and 4, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal and therefore will not be counted in determining the outcome of the vote. However, “broker non-votes” will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. With respect to Proposal No. 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the outstanding shares of common stock entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 59,705,580 shares issued and outstanding and entitled to vote. Accordingly, at least 29,852,790 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you properly cast your vote in person at the meeting, electronically or telephonically, or a proxy card is properly submitted by you or on your behalf. Votes “For,” “Withhold” and “Against,” and proxies received but marked as “abstentions” and “broker non-votes,” will each be counted as present for purposes of determining the presence of a quorum. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Who counts the votes?

Broadridge Financial Services, Inc. (“Broadridge”) is engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, bank or other agent, that organization returns one proxy card to Broadridge on behalf of all its clients.

Why a virtual Annual Meeting?

We are excited to utilize technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe hosting a virtual Annual Meeting enables increased stockholder attendance and participation as stockholders are able to participate from any location.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards and voting instruction cards or follow the instructions for any alternative voting procedure on each of the proxy cards and voting instruction cards you receive.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 4, 2018 to Angie’s List’s Corporate Secretary at 1030 East Washington Street, Indianapolis, Indiana 46202. If you wish to submit a proposal that is not to be included in next year’s proxy materials pursuant to the SEC’s shareholder proposal procedures or to nominate a director, you must do so between February 13, 2018 and March 15, 2018, provided that if the date of the Annual Meeting of Stockholders is earlier than May 14, 2018 or later than August 22, 2018, you must give notice no earlier than 120 days prior to such Annual Meeting date and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day of public announcement of the Annual Meeting date by Angie’s List. You are advised to review our Amended and Restated Bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days following the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Will the 2017 Annual Meeting be webcast?

Yes. You may attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/ANGI17, where you will be able to vote electronically and submit questions during the meeting. A webcast replay of the Annual Meeting will also be archived on that website until the earlier of (i) June 13, 2018 or (ii) the date of our 2018 Annual Meeting of Stockholders.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO PARTICIPATE IN THE MEETING,
PLEASE VOTE AS SOON AS POSSIBLE.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation currently provides for a Board of Directors divided into three classes, designated Class I, Class II and Class III.

The Board currently consists of ten directors, divided into the following three classes:

•	Class I directors: Scott A. Durchslag and Thomas R. Evans, whose current terms will expire at the 2018 Annual Meeting of Stockholders;

•	Class II directors: George D. Bell, Angela R. Hicks Bowman, David B. Mullen and Michael D. Sands, whose current terms will expire at the 2019 Annual Meeting of Stockholders; and

•	Class III directors: Mark Britto, Michael S. Maurer, H. Eric Semler and Susan E. Thronson, whose current terms will expire at the Annual Meeting to be held this June.

With respect to the four Class III directorships up for election at the 2017 Annual Meeting, Messrs. Britto, Maurer and Semler and Ms. Thronson were nominated for reelection as Class III directors, and each agreed to stand for reelection. Each director elected will hold office from the date of his or her election by the stockholders until the third subsequent Annual Meeting of Stockholders and until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

The nominees were selected by the Board upon the recommendation of the Nominating and Corporate Governance Committee. Each of the nominees has a record of integrity, a strong professional reputation and a record of entrepreneurial or managerial achievement. The specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude the individual should serve as a director are described in each nominee’s biography below.

Proxies cannot be voted for a greater number of persons than four, which is the number of nominees named in this Proxy Statement. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four (4) nominees named herein. In the event any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe any nominee will be unable to serve. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the Class III nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages, as of the date hereof, and position/office held with the Company:

Name	Age	Position/Office Held With the Company	Director Since

Class I Directors whose terms expire at the 2018 Annual Meeting of Stockholders
Scott A. Durchslag	51	President, Chief Executive Officer and Director	2015
Thomas R. Evans(2)	62	Chairman of the Board	2016

Class II Directors whose terms expire at the 2019 Annual Meeting of Stockholders
George D. Bell(1)	60	Director	2016
Angela R. Hicks Bowman	44	Chief Marketing Officer and Director	2013
David B. Mullen(1)	66	Director	2014
Michael D. Sands(3)	50	Director	2016

Class III Directors whose terms expire at the 2017 Annual Meeting of Stockholders
Mark Britto(2)	52	Director	2011
Michael S. Maurer(1)(3)	74	Director	2012
H. Eric Semler(3)	52	Director	2016
Susan E. Thronson(1)(2)	55	Director	2012

(1) Member of the Audit Committee of the Board.
(2) Member of the Compensation Committee of the Board.
(3) Member of the Nominating and Corporate Governance Committee of the Board.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders

Mark Britto has served on our Board since September 2011. A Silicon Valley technology entrepreneur and investor, Mr. Britto has overseen the growth and development of numerous disruptive companies. He brings to our Board more than 20 years of experience and expertise in the areas of e-commerce, financial technology (fintech), data mining and analytics, product/software development and risk management. Mr. Britto currently serves as Executive Chairman of Boku, Inc., a mobile online payments company he founded in 2009, and served as Boku’s President and Chief Executive Officer, prior to becoming Executive Chairman, since January 2009. Under his leadership, Boku has grown to become the leading global mobile payments network, servicing 50 countries through more than 200 carrier partners. Prior to founding Boku, Mr. Britto served as President and Chief Executive Officer of Ingenio Inc., a service marketplace and performance advertising company, from July 2002 until it was acquired by AT&T in 2007. Prior to Ingenio, Mr. Britto served as Senior Vice President of Worldwide Services and Sales at Amazon.com, Inc. (NASDAQ: AMZN) from June 1999 until June 2002, where he was responsible for its landmark deals with national brands. Mr. Britto’s first technology start-up, Accept.com, was bought by Amazon.com in 1999 and served as the primary backbone of Amazon’s global payments platform. Mr. Britto began his career in senior credit and risk management roles at leading national banks First USA and Bank of America. Mr. Britto holds a Bachelor of Science in Operations Research and a Masters of Science in Industrial Engineering and Operations Research, both from the University of California, Berkeley. We believe Mr. Britto is qualified to serve on our Board due to his experience as a chief executive officer of technology companies, including an online payment company, and his perspective as a Silicon Valley technology entrepreneur.

Michael S. Maurer has served on our Board since February 2012. Mr. Maurer has served as Chairman of the Board of The National Bank of Indianapolis Corporation, a financial institution he founded in 1993, and its wholly-owned subsidiary, The National Bank of Indianapolis, since 1993. He also has served as Chairman of the Board of IBJ Corp., a publishing company which owns The Indianapolis Business Journal, since 1990, where he also served as Chief Executive Officer from 1990 to 2014. Since 2013, Mr. Maurer has served as Chairman of the Board of Arcamed, LLC. Also since 2013, Mr. Maurer has served as a member of the board of directors for Home Health Depot. Mr. Maurer served as President of the Indiana Economic Development Corporation from 2005 to 2006 and also served as Indiana Secretary of Commerce in 2006. From 1991 to 1992, he served as a director and member of the Executive Committee of Merchants National Bank/National City Bank, Indianapolis, Indiana, a financial institution. Mr. Maurer was self-employed as an attorney from 1969 to 1988. Mr. Maurer holds a Bachelor of Science in accounting from the University of Colorado and a Juris Doctor degree from the Indiana University Maurer School of Law. He successfully completed the CPA examination. We believe Mr. Maurer is qualified to serve on our Board due to his financial experience as well as his extensive leadership experience serving on the boards of other companies.

H. Eric Semler has served on our Board since February 2016. Mr. Semler is the Founder and President of TCS Capital Management, an investment fund focused on media, technology and communications companies. Mr. Semler has been an investor in Angie’s List since 2011, prior to it becoming a public company. He began his career as a journalist working for The New York Times in New York and for the Moscow News in Russia. Mr. Semler is the co-founder and Chairman of the nonprofit Bronx Baseball Dreams organization and is a director for the Van Cortlandt Park Conservancy and Personal, Inc. He has served on the boards of Geeknet.com, dealtime.com, Classic Media, Channel 13/WNET TV, WNYC Radio, Wave Hill and the Dwight School. Mr. Semler has co-authored two books published by Harper Collins: The Language of Nuclear War and The Harper Collins Businessman’s Guide to Moscow. Mr. Semler received a Bachelor of Arts from Dartmouth College and a Juris Doctor and Master of Business Administration from Harvard University. We believe Mr. Semler is qualified to serve on our Board due to his financial and executive experience with various companies, particularly in the areas of technology, media and e-commerce, as well as the relationship between the Board and stockholders.

Susan E. Thronson has served on our Board since November 2012. Ms. Thronson has also served on the Board of Sonic Corp. (NASDAQ: SONC) since April 2015. Ms. Thronson served as Senior Vice President, Global Marketing, at Marriott International, Inc. (NASDAQ: MAR), a worldwide operator, franchisor and licensor of hotels and corporate housing properties, a position she held from July 2005 to July 2013. At Marriott, Ms. Thronson held a variety of marketing management positions, including Senior Vice President, International Marketing, International Lodging Organization, from January 1997 to June 2005. Prior to joining Marriott, Ms. Thronson served as an Account Supervisor at McCann-Erickson Worldwide. Ms. Thronson holds a Bachelor of Arts in Journalism from the University of Nevada-Reno. We believe Ms. Thronson is qualified to serve on our Board due to her extensive global and brand marketing expertise as well as her leadership experience working with global operations.

Directors Continuing in Office until the 2018 Annual Meeting of Stockholders

Scott A. Durchslag has served as our President and Chief Executive Officer and as a member of our Board since September 2015. Prior to joining us, Mr. Durchslag served as President, Global e-Commerce and Marketing, at Best Buy Co., Inc. (NYSE: BBY), a consumer electronics retailer, from 2012 to 2014. In that role, he led the transformation of the company’s global e-commerce business and was responsible for a $3 billion P&L. He also had responsibility for developing Best Buy’s retail multichannel experience, the My Best Buy credit card/loyalty program and corporate-wide marketing initiatives. Prior to joining Best Buy, Mr. Durchslag was President of Expedia Worldwide (NASDAQ: EXPE), a leading global online travel agency, from 2011 to 2012, where he was responsible for managing the overall strategy, product development, marketing and operations of its 27 sites around the world, with a focus on increasing Expedia’s global footprint and driving innovation to gain share. From 2008 to 2009, Mr. Durchslag was Chief Operating Officer at Skype Global S.à r.l., a worldwide provider of software and mobile communications services. Before joining Skype, Mr. Durchslag was on the management team of Motorola Inc.’s mobile devices business, beginning in 2002. Among his roles, Mr. Durchslag was Corporate Vice-President of Global Product & Experience Invention, where he led product strategy, innovation, intellectual property, product design, user interfaces, consumer experiences (music, video, imaging, productivity and mobile Internet), partnerships, product marketing and customer care. At Motorola, he was also part of the team that enabled Motorola’s market share to double, launched its then leading RAZR product and created strategic partnerships with other technology leaders, including Google and Microsoft. Earlier, Mr. Durchslag worked at software startups in Silicon Valley, one of which was Grand Central Networks that was later purchased by Google. A former McKinsey & Company partner, Mr. Durchslag possesses more than 20 years of experience in the technology industry and has served technology clients in the U.S., Greater China and South Asia. He is one of the youngest partners ever elected at McKinsey, achieving this distinction in only four years. Mr. Durchslag graduated Phi Beta Kappa from the University of Chicago and received a Master of Business Administration from Harvard Business School. We believe Mr. Durchslag is qualified to serve on our Board due to his strategic and managerial experience as well as his in-depth knowledge of the Company’s business and operations.

Thomas R. Evans has served on our Board since February 2016. Mr. Evans was the President and Chief Executive Officer of Bankrate, Inc. (NYSE: RATE), an Internet publisher of consumer financial content and rate information from 2004 through 2013. In 2009, Mr. Evans took Bankrate through a $580 million go-private transaction with Apax Partners, a London-based private equity firm. Less than two years later, Mr. Evans led Bankrate through a $1.5 billion initial public offering. Mr. Evans also served on Bankrate’s board of directors before retiring as Chief Executive Officer and as a member of their board at the end of 2013. In 2014 and 2015, Mr. Evans served as an adviser to Bankrate’s board of directors. From 1999 to 2003, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp., an Internet company specializing in processing consumer credit card payments for government taxes, fees and fines online. From March 1998 to June 1999, Mr. Evans was President and Chief Executive Officer of GeoCities Inc., a community of personal websites on the Internet. Prior to his Internet experience, Mr. Evans was a 20-

year veteran of the magazine business. From January 1991 to February 1998, Mr. Evans was President and Publisher of U.S. News & World Report. In addition to his duties at U.S. News & World Report, Mr. Evans served as President of The Atlantic Monthly (1996 to 1998) and as President and Publisher of Fast Company (1995 to 1998), a magazine launched in 1995. Mr. Evans previously served as a director of Millennial Media, Inc. (NYSE: MM), a public mobile marketplace company, in 2014 to November 2015 and as a director of Future Fuel Corp. (NYSE: FF), a public chemical manufacturing company, from 2005 until September 2015. Mr. Evans currently serves as a director of Shutterstock, Inc. (NYSE: SSTK). Mr. Evans received a Bachelor of Science degree in Business Administration from Arizona State University. We believe Mr. Evans is qualified to serve on our Board due to his extensive experience in the media and Internet industries and service as Chief Executive Officer of three public companies.

Directors Continuing in Office until the 2019 Annual Meeting of Stockholders

George D. Bell has served on our Board since February 2016. From 2005 to 2015, Mr. Bell served in various roles at General Catalyst Partners, a venture capital firm, including Managing Director and Executive in Residence. From 2010 to 2013, Mr. Bell served as Chief Executive Officer of Jumptap, a mobile ad tech company, which was sold to Millennial Media/AOL. From 2001 to 2005, Mr. Bell served as President and Chief Executive Officer of Upromise, a loyalty program designed to help families save for college, which was sold to Sallie Mae. From 2003 to 2009, Mr. Bell was Chairman of the Board of Harris Interactive (NASDQ: HPOL), which was sold to Nielsen. From 1995 to 2001, Mr. Bell served as CEO of Excite@Home (NASDAQ: ATHM) and CEO of Excite (NASDAQ: XCIT). Mr. Bell serves as a member of the board of directors for the following companies: Visible Measures, a video ad and measurement platform; Place IQ, a location data company working across media and enterprise; John Wiley and Sons (NYSE: JW-A), a large publisher and education software provider; and Coach Up, a marketplace for 1:1 sports coaching. Mr. Bell also served as a director of Millennial Media, Inc. (NYSE: MM) within the past five years. Mr. Bell has won four Emmy awards for producing and writing outdoor and adventure documentaries. Mr. Bell graduated from Harvard College in 1980 and was an All-American squash player. We believe Mr. Bell is qualified to serve on our Board due to his executive experience with technology companies as well as his investment experience. His innovative and entrepreneurial attributes provide valuable insight to our Board and align with our unique culture.

Angela R. Hicks Bowman, who goes by Angie Hicks, is our co-founder, has served as our Chief Marketing Officer since May 2000 and has served on our Board since March 2013. As the sole employee in June 1995, Ms. Hicks Bowman started what would become Angie’s List in Columbus, Ohio, serving as President from our inception in June 1995 until December 1998. She took a leave of absence from her position as President from December 1998 to May 2000 to pursue a Master of Business Administration. Ms. Hicks Bowman holds a Bachelor of Arts in Economics from DePauw University and a Master of Business Administration from Harvard Business School. We believe Ms. Hicks Bowman is qualified to serve on our Board due to the leadership and operational experience she offers as our Chief Marketing Officer, the historical knowledge and continuity she brings as our co-founder and her unique perspective as the public face of the Company.

David B. Mullen has served on our Board since June 2014. Mr. Mullen is currently the Chief Financial Officer of Mattersight Corporation (NASDAQ: MATR), a position he has held since January 2017. Prior to that, Mr. Mullen was an independent consultant. From 2002 until January 2010, he was Executive Vice President and Chief Financial Officer of NAVTEQ (NYSE: NVT), a provider of digital map data for in-vehicle, portable, wireless and enterprise solutions. Mr. Mullen currently serves as a director of Mattersight, and during the past five years, he served as a director of Avid Technology, Inc. as well. We believe Mr. Mullen is qualified to serve on our Board due to his extensive financial expertise and experience as a chief financial officer of four public companies, as well as his accomplished history of working with global, public companies in the technology industry.

Michael D. Sands has served on our Board since March 2016. Mr. Sands is Chief Executive Officer of Signal Digital, Inc., a global leader in real-time, cross-channel marketing technology, which he co-founded in 2010. Prior to joining Signal, Mr. Sands was a partner on the private equity team of The Pritzker Group. Mr. Sands was also part of the original Orbitz management team and held the positions of Chief Marketing Officer and Chief Operating Officer. Mr. Sands has also held management roles at General Motors Corporation and Leo Burnett. Mr. Sands holds a Bachelor of Science degree in Communications from Northwestern University and a Masters in Management degree from the Kellogg School of Management at Northwestern University. We believe Mr. Sands is qualified to serve on our Board due to his extensive experience with digital marketing and technology as well as his deep understanding of the importance of top-quality technical design, cross-channel integrated marketing strategies and building a strong brand.

EXECUTIVE OFFICERS

Our executive officers (other than Mr. Durchslag and Ms. Hicks Bowman) and their ages, as of the date hereof, and positions are as follows:

Name	Age	Position
Thomas R. Fox	42	Chief Financial Officer
J. Mark Howell	52	Chief Operating Officer
Darin E. Brown	49	Chief Technology Officer
Shannon M. Shaw	42	Chief Legal Officer & Corporate Secretary
Charles Hundt	43	Chief Accounting Officer

Thomas R. Fox has served as our Chief Financial Officer since September 2013. Prior to joining us, Mr. Fox worked for Nokia, a global leader in mobile communications, as Senior Director, Business Planning and Operations, where he was responsible for developing product-level profitability models to guide investment decision-making. Before joining Nokia in 2012, Mr. Fox worked for NAVTEQ (NYSE: NVT), a leading provider of comprehensive digital map information, which was acquired by Nokia in 2008. Mr. Fox held various executive and managerial positions at NAVTEQ beginning in 2002, including Vice President of Product Management, Vice President of Sales Strategy and Operations, Director of Investor Relations and Manager of Corporate Finance and Business Planning. Prior to joining NAVTEQ, Mr. Fox was a research analyst for Lincoln Capital Management Company, and prior to that, he was an analyst with the investment banking division of Credit Suisse. Mr. Fox holds a Bachelor of Business Administration in Finance and Economics from the University of Notre Dame and a Master of Business Administration from the Kellogg School of Management at Northwestern University.

J. Mark Howell has served as our Chief Operating Officer since March 2013. Prior to joining us, Mr. Howell served at Ingram Micro, Inc., a wholesale provider of technology products and supply chain services, as President of Ingram Micro North America Mobility, where he was responsible for managing the company’s mobility operations and activities in the United States and Canada. Before joining Ingram Micro in the fall of 2012 following Ingram’s acquisition of BrightPoint, Inc., a distributor of mobile devices for phone companies, Mr. Howell held various executive positions at BrightPoint since 1994, including President, BrightPoint Americas, President and Chief Operating Officer and Executive Vice President and Chief Financial Officer. Prior to joining BrightPoint, Mr. Howell held the position of Corporate Controller for ADESA Corporation, and before that, he was an accountant with Ernst & Young LLP. Mr. Howell has served as a member of the board of directors of KAR Auction Services, Inc. since December 2014 and currently serves on that board’s audit committee and risk committee (chair). Mr. Howell holds a Bachelor of Business Administration from the University of Notre Dame.

Darin E. Brown has served as our Chief Technology Officer since December 2015. Mr. Brown was our Senior Vice President of Technology from January 2015 to December 2015. Prior to joining us, Mr. Brown served in various leadership roles, including Vice President of the Interactive Marketing Hub product line (now Salesforce Marketing Cloud) and as Vice President of Excelerate with Salesforce (formerly ExactTarget) from 2010 to 2015. Mr. Brown has more than 20 years of engineering experience in consumer search, decision analytics and enterprise software. He received his engineering degree from Purdue University.

Shannon M. Shaw has served as our General Counsel/Chief Legal Officer since September 2011 and as our Corporate Secretary since March 2012. Prior to joining us, Ms. Shaw was a labor and employment attorney at Barnes & Thornburg, LLP, a law firm, from September 2003 to September 2011, where she litigated on behalf of companies and advised national and local companies on compliance with federal and state labor and employment laws. Ms. Shaw served as Media Relations Coordinator at Clarian Health Partners, a large hospital conglomerate, from 1997 to 2000, where she worked in media and public relations. Ms. Shaw holds Bachelors of Arts in both journalism and political science from Indiana University and a Juris Doctor from Indiana University School of Law.

Charles Hundt has served as our Chief Accounting Officer since May 2014. Prior to his appointment as Chief Accounting Officer, Mr. Hundt served as our Controller since August 2007. Mr. Hundt also served as our interim Chief Financial Officer from April 2013 to September 2013 and as our interim principal financial officer from May 2010 to May 2011. He previously served as our Director of Accounting from August 2005 to August 2007. Prior to joining us, Mr. Hundt worked at Katz, Sapper & Miller, a regional accounting firm, most recently as Manager, from August 1997 to August 2005. Mr. Hundt holds a Bachelor of Science degree and a Master of Accountancy degree, both from Manchester University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Composition

Our business and affairs are managed under the direction of the Board. The current members of the Board are George D. Bell, Mark Britto, Scott A. Durchslag, Thomas R. Evans, Angela R. Hicks Bowman, Michael S. Maurer, David B. Mullen, Michael D. Sands, H. Eric Semler and Susan E. Thronson.

The Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each Annual Meeting of Stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our current directors are divided among the three classes as follows:

•	the Class I directors are Messrs. Durchslag and Evans, and their terms will expire at the Annual Meeting of Stockholders to be held in 2018;

•	the Class II directors are Ms. Hicks Bowman and Messrs. Bell, Mullen and Sands, and their terms will expire at the Annual Meeting of Stockholders to be held in 2019; and

•	the Class III directors are Ms. Thronson and Messrs. Britto, Maurer and Semler, and their terms will expire at the Annual Meeting to be held in June.

Board Responsibilities and Risk Oversight

Our Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our major financial objectives, plans and actions and reviewing the performance of the Chief Executive Officer and other members of management based on reports from the Compensation Committee of the Board. Following the end of each fiscal year, the Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our governance, as well as a review of the committee structure and an assessment of the Board’s compliance with the principles set forth in our corporate governance guidelines. In fulfilling the Board’s responsibilities, directors are given full access to our management and independent advisers.

Generally, various committees of the Board oversee risks associated with their respective areas of responsibility and expertise. The Audit Committee of the Board discusses with management our policies with respect to risk assessment and management, our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. In addition, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with our overall governance practices and the leadership structure of the Board (as further described under “Board Leadership”). The Board is kept informed of each committee’s risk oversights and other activities via regular reports of the committee chairs to the full Board.

Board Leadership

We are focused on our corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance stockholder value. Our commitment to independent oversight is demonstrated by the fact that all of our directors, except Scott A. Durchslag, our President and Chief Executive Officer, and Angela R. Hicks Bowman, our Chief Marketing Officer, are “independent” as defined under the NASDAQ Stock Market (“NASDAQ”) listing standards. Our Board acts independently of management and regularly holds independent director sessions without members of management present.

Our corporate governance guidelines provide that one of our independent directors should serve as a lead independent director at any time when the Chief Executive Officer serves as the Chairman of the Board, or if the Chairman of the Board is not otherwise independent. The lead independent director would preside over periodic meetings of our independent directors, serve as a liaison between our Chairman of the Board and the independent directors and perform such additional duties as our Board may otherwise determine and delegate. As our Board has determined that Mr. Evans, the Chairman of the Board, is an independent director, our Board has not appointed a lead independent director. Our Board believes the current leadership structure is well-suited for us and our stockholders at this time.

Board Committees

Our Board has the following standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Under our corporate governance guidelines, committee members are appointed by our Board based on the recommendation of the Nominating and Corporate Governance Committee, except that members of the Nominating and Corporate Governance Committee are appointed by the independent members of the Board. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees to facilitate the management of our business as deemed necessary.

Audit Committee

The primary functions of the Audit Committee are as follows:

•	overseeing management’s maintenance of the reliability and integrity of our accounting policies, financial reporting and disclosure practices;

•	overseeing management’s establishment and maintenance of processes to assure an adequate system of internal control is functioning;

•	reviewing our annual and quarterly financial statements prior to filing;

•	serving as a qualified legal compliance committee to review reports and violations of law; and

•
appointing and evaluating the independent registered public accounting firm and considering and approving any non-audit services proposed to be performed by the independent registered public accountants.

A detailed list of the Audit Committee’s functions is included in its charter, which is available in the “Corporate Governance” section of our “Investor Relations” website at investor.angieslist.com.

The current members of our Audit Committee are Messrs. Bell, Maurer and Mullen and Ms. Thronson, with Mr. Mullen serving as the committee’s chairman. Messrs. Bell, Maurer and Mullen and Ms. Thronson are “independent” as defined under the NASDAQ listing standards, and all four directors are “independent” as defined under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NASDAQ. Our Board determined that Mr. Mullen is an audit committee “financial expert” as that term is defined by the applicable rules of the SEC. Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ.

Compensation Committee

The primary functions of the Compensation Committee are as follows:

•	reviewing key employee compensation policies, plans and programs;

•	determining the compensation of our Chief Executive Officer and each of our other executive officers;

•	monitoring performance of our officers and other key employees;

•	preparing recommendations and periodic reports to the Board concerning these matters; and

•	reviewing and approving, or recommending for approval, incentive compensation and equity-based plans and the grants thereunder.

A detailed list of the Compensation Committee’s functions is included in its charter, which is available in the “Corporate Governance” section of our “Investor Relations” website at investor.angieslist.com.

The members of our Compensation Committee are Messrs. Britto and Evans and Ms. Thronson, with Mr. Britto serving as the committee’s chairman. Messrs. Britto and Evans and Ms. Thronson are “independent” as defined under the NASDAQ listing standards. For additional information regarding the Compensation Committee’s process for determining executive compensation, including the role of the executive officers and the Compensation Committee’s engagement of an independent consultant, see the section captioned “Executive Compensation — Compensation Discussion and Analysis” herein.

Nominating and Corporate Governance Committee

The primary functions of the Nominating and Corporate Governance Committee are as follows:

•	recommending persons to be selected by the Board as nominees for election as directors and to fill any vacancies on the Board;

•	considering and recommending to the Board qualifications for the position of director and policies concerning the term of office of directors and the composition of the Board; and

•	considering and recommending to the Board other actions relating to corporate governance.

A detailed list of the Nominating and Corporate Governance Committee’s functions is included in its charter, which is available in the “Corporate Governance” section of our “Investor Relations” website at investor.angieslist.com.

The members of our Nominating and Corporate Governance Committee are Messrs. Maurer, Sands and Semler, with Mr. Maurer serving as the committee’s chairman. Messrs. Maurer, Sands and Semler are “independent” as defined under the NASDAQ listing standards.

In recommending candidates for election to the Board, the independent members of the Nominating and Corporate Governance Committee consider various criteria, including a candidate’s relevant business skills and experiences, personal and professional integrity, ethics and values, experience in corporate management, including serving as an officer or former officer of a publicly-held company, and experience as a board member of another publicly-held company. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Board believes it is essential that its members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to enable the Board to best fulfill its responsibilities to the long-term interests of our stockholders.

Candidates are identified through a variety of sources, including current and past members of the Board, our officers, individuals personally known by members of the Board and engagement of search firms, as necessary. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders when the recommendations are properly submitted. For a stockholder to make a nomination for election to the Board at an Annual Meeting of Stockholders, the stockholder must provide notice to us, which notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s Annual Meeting of Stockholders, provided, that if the date of the Annual Meeting of Stockholders is more than 30 days before or more than 70 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, no earlier than 120 days prior to the Annual Meeting of Stockholders and no later than the later of 70 days prior to the date of the Annual Meeting of Stockholders or the 10th day following the day on which public disclosure of the date of such Annual Meeting of Stockholders is made. Additional updates and supplements to such notice may be required at the times and in the forms required under our Bylaws. As set forth in our Bylaws, submissions must include, for each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to be being named in the Proxy Statement as a nominee and to serving as a director if elected. Our Bylaws also specify additional requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review our Bylaws, as amended and restated to date, a copy of which is available, without charge, from our Corporate Secretary at 1030 East Washington Street, Indianapolis, Indiana 46202.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met seventeen times during 2016. The Audit Committee of the Board met ten times, the Compensation Committee of the Board met eight times and the Nominating and Corporate Governance Committee of the Board met six times during the year. In 2016, each Board member attended 85% or more of the aggregate of the meetings of the Board and of the committees on which he or she served. We encourage all of our directors and nominees for director to attend our Annual Meeting of Stockholders; however, attendance is not mandatory. All directors who were serving on our Board at the time of our 2016 Annual Meeting of Stockholders attended the meeting.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual director(s), such correspondence should be sent to the attention of our Corporate Secretary at 1030 East Washington Street, Indianapolis, Indiana 46202. Our Corporate Secretary will forward the communication to the applicable Board member(s).

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Britto and Evans and Ms. Thronson. None of our executive officers currently serves, or has served during the last completed year, as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Independence of the Board of Directors

As required under the NASDAQ rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the NASDAQ listing standards, as in effect from time to time. The Board considered the independence of Mr. Semler in connection with his ownership in our stock and determined such stock ownership aligns with that of other stockholders.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, and the stock ownership by certain directors, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Durchslag, our current President and Chief Executive Officer, and Ms. Hicks Bowman, our current Chief Marketing Officer.

As required under the NASDAQ rules and regulations, our independent directors meet in independent sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of the NASDAQ rules and regulations.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and is seeking ratification of such appointment by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the fiscal year ended December 31, 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine such a change would be in the best interests of the Company and our stockholders.

To be approved, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The Audit Committee approved all services provided by Ernst & Young LLP during the 2016 and 2015 fiscal years. The total fees paid or payable to Ernst & Young LLP for the last two fiscal years are as follows:

Type of Fees	Fiscal 2016	Fiscal 2015
Audit Fees	$742,600	$616,400
Audit-Related Fees	—	—
Tax Fees	34,000	—
All Other Fees	—	—
Total Fees	$776,600	$616,400

Audit Fees

This category includes fees incurred for the audits of our annual consolidated financial statements for the 2016 and 2015 fiscal years, and the reviews of each of the quarterly condensed consolidated financial statements, services rendered in connection with our Form S-8, consents and other matters related to the SEC during the 2016 and 2015 fiscal years.

Audit-Related Fees

For the fiscal years ended December 31, 2016 and 2015, there were no fees billed by Ernst & Young LLP for audit-related services.

Tax Fees

For the fiscal year ended December 31, 2016, this category includes fees associated with procedures performed in relation to a Section 382 tax study. For the fiscal year ended December 31, 2015, there were no fees billed by Ernst & Young LLP for tax services.

All Other Fees

For the fiscal years ended December 31, 2016 and 2015, there were no fees billed by Ernst & Young LLP for other professional services.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. The Audit Committee annually reviews the audit and permissible non-audit services performed by its independent registered public accounting firm and reviews and approves the fees charged by such accounting firm. This policy is set forth in the charter of the Audit Committee and available on our website.

The Audit Committee considered whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining Ernst & Young LLP’s independence as the independent registered public accounting firm of our consolidated financial statements and concluded that they were.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation of our Named Executive Officers (sometimes referred to as a “say on pay” vote). Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement.”

To be approved, this proposal must receive a “For” vote from a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal. Although this advisory vote on executive compensation is nonbinding, the Board and the Compensation Committee, which is comprised of independent directors, will consider the outcome of the vote when considering future executive compensation decisions.

As described in detail under the section captioned “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to motivate our executive officers to create a successful company. We believe our executive compensation program, with its balance of short-term cash (including base salary and performance bonuses) and long-term incentives (including equity awards), rewards sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN
ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS
DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING
COMPENSATION TABLES AND THE RELATED NARRATIVE DISCLOSURE.

PROPOSAL NO. 4

APPROVAL OF THE 2017 OMNIBUS INCENTIVE PLAN

Background and Purpose

Our Board and executive management believe the Company’s successful performance depends on our ability to offer fair compensation packages to our employees that are competitive with those offered by our peers and competitors. The specialized nature of our business, the competitiveness of our market and the skills and importance of our employees make retention critical. The ability to offer cash and equity-based incentive compensation to our professionals, which helps align employee behavior with stockholder interests and serves as a retention tool, is important to our future growth and success.

Our Board has been judicious in its use of equity-based compensation under our existing Amended and Restated Omnibus Incentive Plan (the “Existing Omnibus Plan”), which was previously approved by our stockholders prior to our IPO, and the Internal Revenue Code (the “Code”) Section 162(m) performance criteria and award limits approved by our stockholders in May 2012. Pursuant to the Existing Omnibus Plan, 5,090,496 shares of common stock were initially reserved for issuance. In each year since, additional shares of common stock were reserved for issuance based on an evergreen provision in the Existing Omnibus Plan, bringing the total shares issuable to 22,580,364 as of February 21, 2017. As of April 27, 2017, there were 19,035,930 shares of common stock reserved under the Existing Omnibus Plan, of which 6,437,267 shares remained available for future grants. We are seeking stockholder approval of a new Omnibus Incentive Plan in order to (i) comply with NASDAQ listing rules requiring stockholder approval of equity compensation plans, (ii) satisfy the stockholder approval requirement under Section 162(m) of the Code and the rules and regulations thereunder such that the Compensation Committee may grant equity awards that are intended to meet the requirements of the performance-based compensation exception under Section 162(m), including the business criteria on which performance goals are based and the maximum awards that may be made to any individual, (iii) permit the grant of incentive stock options subject to Code Section 422 and (iv) enable us to continue to utilize cash and equity-based awards, including performance-based awards, to recruit, reward and retain employees and to further align the interests of our employees with those of our stockholders. Furthermore, the Compensation Committee and the Board as a whole believe a new Omnibus Incentive Plan with more shareholder friendly terms, which would include eliminating the evergreen provision, establishing a requirement for one year minimum vesting and limiting the number of shares available for grant, is advisable and in the best interests of the Company and its stockholders.

In light of the foregoing, on April 26, 2017, our Board, on the recommendation of our Compensation Committee, approved the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”) and recommended that it be submitted to our stockholders for their approval at the Annual Meeting. The 2017 Plan will provide for grants of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards or cash incentive awards to eligible recipients. The 2017 Plan authorizes the issuance of 2,162,000 shares of our common stock, plus 1,213,290 of the shares of our common stock remaining available for future grants under the Existing Omnibus Plan on the date our stockholders approve the 2017 Plan. In addition, the number of shares subject to awards (either granted under the 2017 Plan or that are outstanding under the Existing Omnibus Plan on the date our stockholders approve the 2017 Plan) that expire, are cancelled or forfeited, or are settled for cash, will become available for future awards under the 2017 Plan. Finally, if approved, the 2017 Plan will not expire until ten years following stockholder approval, and no additional awards will be made pursuant to the Existing Omnibus Plan. All future equity-based awards would instead be issued pursuant to the 2017 Plan.

The effective date of the 2017 Plan will be the date on which it is approved by our stockholders. As of the date of the Proxy Statement, no awards have been issued pursuant to the 2017 Plan. If the 2017 Plan is not approved by our stockholders, the Existing Omnibus Plan will remain in effect, and we will remain subject to the share reserve under the Existing Omnibus Plan.

Key Data

The following table provides information regarding the shares authorized and available under the Existing Omnibus Plan as of April 27, 2017:

Shares available for grant	6,437,267	(1)
Unvested restricted stock units	2,769,849
Unvested performance-based restricted stock units (at target)	3,115,993
Stock options outstanding (time-based)	6,657,728
Weighted-average exercise price of stock options outstanding	$10.18
Weighted-average remaining contractual term of stock options outstanding	7.00

(1)
Of the 6,437,267 shares currently available for grant under the Existing Omnibus Plan, only 1,213,290 shares will be made available for grant (roll over) under the 2017 Plan after June 13, 2017, conditioned on the approval of the 2017 Plan.

The following table summarizes our share usage during each of the three most recent fiscal years:

Year	Stock Options Granted	RSUs Granted	Performance Awards Granted (at target)		Performance Awards Earned	Weighted-Average Number of Common Shares Outstanding (Basic)
2016	1,463,051	1,823,767	3,034,329		—	58,860,152
2015	3,026,780	1,440,645	1,049,030	(1)	477,542	58,520,546
2014	3,239,740	—	—		—	58,510,106

(1)
The performance awards granted in 2015 include 93,946 performance-based stock options granted to our then-current executive officers on February 27, 2015 and 955,084 performance-based RSUs granted to Scott A. Durchslag on September 8, 2015.

Factors Considered in Setting the Size of the 2017 Plan Share Reserve

In determining the amount of the share reserve for the 2017 Plan, our Compensation Committee considered a number of factors, including the following:

•
Importance of long-term equity incentives. Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term stockholder value creation, aligning executives’ interests with the interests of stockholders and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity incentives is important to our company.

•
Estimated duration of shares available for issuance under the 2017 Plan. We expect to continue making equity awards with total values generally consistent with our practice in 2016. In determining our projected share utilization, the Compensation Committee and our Board considered a forecast that included the following factors: (i) the shares needed for retention of key employees, (ii) forecasted future grants to all employees and (iii) the shares available for issuance under the Existing Omnibus Plan. On that basis, we expect that the shares available for future awards, totaling approximately 3,375,290 if the 2017 Plan is approved, would be sufficient for equity awards for approximately 2 years.

•
Current and projected dilution. As of April 27, 2017, the 6,437,267 shares of our common stock not subject to outstanding awards and therefore available for future awards under the Existing Omnibus Plan represented approximately 8.9% of the fully-diluted number of our common shares outstanding. The 3,375,290 shares proposed to be available for issuance under the 2017 Plan would decrease the dilution percentage to approximately 4.7%.

•	Compensation Consultant. The Compensation Committee and our Board considered the advice of our independent compensation consultant.

Expectations regarding future share usage under the 2017 Plan are naturally based on a number of assumptions regarding factors, such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2017 Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Compensation Committee and our Board believe that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Key Compensation Practices

The 2017 Plan includes a number of provisions that we believe promote and reflect compensation practices that closely align our equity compensation arrangements with the interests of our stockholders, including the following key features:

•
No repricing of underwater options or stock appreciation rights without stockholder approval. The 2017 Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•
No discounted option or SAR grants. The 2017 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•
Conservative share recycling provisions. We may not add back to the 2017 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any form of award, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

•
Fungible share counting. The pool of shares available for issuance under the 2017 Plan is generally reduced by 1.0 share for each share granted with respect to an option or SAR and is generally reduced by 1.44 shares for each share granted with respect to a full value award.

•	No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2017 Plan are automatically replenished.

•
Limited definition of “change in control.” No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control is imminent.

•	Minimum vesting period. The 2017 Plan requires all awards to have a minimum vesting period of at least one year, subject to limited exceptions.

•
Dividends. No dividends, dividend equivalents or distributions will be paid with respect to shares subject to stock options or SARS. Dividends and dividend equivalents payable with respect to full value awards will be subject to the same restrictions as the underlying shares.

Description of the 2017 Plan

The major features of the 2017 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2017 Plan, which is attached to the proxy statement as Appendix A.

Purpose of the 2017 Plan. The 2017 Plan is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of our stockholders, and to thereby promote our long-term business success.

Eligible Participants. All employees, consultants and advisers of the Company or any subsidiary, as well as all non-employee directors of the Company, are eligible to receive awards under the 2017 Plan. As of March 31, 2017, there were approximately 1,465 full-time employees, 8 non-employee directors, and an indeterminate number of consultants and advisers who would be eligible to receive awards under the 2017 Plan. Although not necessarily indicative of future grants under the 2017 Plan, as of the same date, approximately 30% of the eligible employees and all of our non-employee directors have been granted awards under the Existing Omnibus Plan.

Types of Awards. The 2017 Plan permits us to award stock options, SARs, restricted stock, RSUs and other stock-based awards, and cash incentive awards, to eligible recipients. Awards other than options, SARs and cash incentive awards are sometimes referred to as “full value awards.”

Administration. The 2017 Plan will be administered by the Compensation Committee. To the extent not inconsistent with applicable law and stock exchange rules, the Compensation Committee may delegate its authority under the 2017 Plan to any of its members, to our executive officers or non-employee directors with respect to awards to participants who are not themselves our directors or executive officers or, in connection with non-discretionary administrative duties, to such other persons as it deems advisable.

The Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Compensation Committee may also adopt sub-plans or special provisions applicable to awards, establish and modify rules to administer the 2017 Plan, interpret the 2017 Plan and any related award or agreement, cancel or suspend an award, and modify the terms of outstanding awards to the extent permitted under the 2017 Plan. Unless an amendment to the terms of a previously-granted award is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy, the Compensation Committee may not amend the terms of an outstanding award without the participant’s consent if the amendment would materially impair the rights of the participant.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2017 Plan prohibits the Compensation Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our stockholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award and granting in exchange replacement options or SARs having a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property, or a full value award, or taking any action that would be treated under accounting rules as a “repricing.”

Available Shares and Limitations on Awards. A maximum of 2,162,000 shares of our common stock are available for issuance under the 2017 Plan, plus 1,213,290 of the shares remaining available for future grants under the Existing Omnibus Plan on the date our stockholders approve the 2017 Plan. In determining the number of shares to be counted against the share reserve in connection with any award, the following rules apply: (i) shares that are subject to awards of options or SARs shall be counted against share reserve on a 1:1 basis; (ii) shares that are subject to full value awards shall count against the share reserve on a 1.44:1 basis; (iii) awards for which the number of shares is variable on the grant date shall be counted against the reserve using the maximum number of shares that could be received pursuant to such award until such time as it can be determined that only a lesser number of shares could be received; (iv) awards granted in tandem such that the exercise of one award cancels at least an equal number of shares of the other shall be counted against the reserve based on the largest number of shares that would be counted against the reserve under either of the awards; (v) shares subject to substitute awards shall not be counted against the share reserve, nor shall they reduce the shares authorized for grant to a participant in any calendar year; and (vi) awards that will be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares authorized for grant to a participant in a calendar year. No more than 1,500,000 shares may be issued pursuant to the exercise of incentive stock options.

The aggregate number of shares of our common stock subject to options and SARs that may be granted to any one participant other than a non-employee director during a calendar year may not exceed 1,500,000 shares. The aggregate grant date fair value of all awards granted during any calendar year to any non-employee director (excluding any awards granted at the election of a non-employee director in lieu of all or any portion of retainers or fees otherwise payable to non-employee directors in cash) shall not exceed $500,000. All of these share limitations are subject to adjustment for changes in our corporate structure or shares, as described below. The shares of our common stock issued under the 2017 Plan may come from authorized and unissued shares or treasury shares.

Any shares of our common stock subject to an award under the 2017 Plan, or to an award granted under the Existing Omnibus Plan that is outstanding on the date our stockholders approve the 2017 Plan, that expires, is cancelled or forfeited, or is settled for cash will, to the extent of such cancellation, forfeiture, expiration or cash settlement, automatically become available for future awards under the 2017 Plan. However, any shares tendered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any award, any shares repurchased by us using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for future awards under the 2017 Plan. Each share of common stock that again becomes available for awards shall correspondingly increase the share reserve on the same ratio by which the share reserve was decreased upon the grant of the applicable award.

Awards granted or shares of our common stock issued under the 2017 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2017 Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition, the unused shares under that pre-existing plan may be used for awards under the 2017 Plan and will not reduce the share reserve under the 2017 Plan, but only if the awards are made to individuals who were not employed by us or any of our subsidiaries, and were not non-employee directors of ours, prior to such acquisition.

Description of Award Types. The types of awards that may be granted under the 2017 Plan are described in more detail below.

Stock Options. Employees of our company or any subsidiary may be awarded “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be awarded options to purchase our common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of a share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2017 Plan as of any date means the closing sale price of a share of our common stock on NASDAQ on that date (or the immediately preceding trading day if no shares were traded on that date). As of April 27, 2017, the closing sale price of a share of our common stock was $5.95.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash or in such other manner as the Compensation Committee may permit, including (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of our common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no option may have a term greater than 10 years from its date of grant.

Stock Appreciation Rights. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Compensation Committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2017 Plan, as may be determined by the Compensation Committee.

Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Compensation Committee. Until an award vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. Participants are entitled to vote restricted shares prior to the time they vest. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that specified performance goals are satisfied. Any dividends and distributions paid with respect to restricted shares will be subject to the same restrictions as the underlying shares.

Restricted Stock Unit Awards. A RSU represents the right to receive the fair market value of a share of our common stock. The Compensation Committee will determine whether a stock unit award will be payable in cash, shares, or a combination of both, and when the award will vest. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2017 Plan, as may be determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may grant awards of our common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2017 Plan. The Compensation Committee has discretion in determining the amount, terms and conditions of such awards.

Cash Incentive Awards. The Compensation Committee may grant cash incentive awards under the 2017 Plan, which are dollar-denominated performance-based awards, the payment of which will be contingent upon the degree to which one or more specified performance goals have been achieved over the period specified by the Compensation Committee. Following the completion of the applicable performance period and the vesting of a cash incentive award, payment of the settlement amount of the award to the participant shall be made at such time or times in the form of cash, shares or other forms of awards under the 2017 Plan (valued for these purposes at their grant date fair value) or a combination of cash, shares and other forms of awards as determined by the Compensation Committee and specified in the applicable award agreement.

Minimum Vesting Period. For awards granted under the 2017 Plan, a minimum vesting period of at least one year is prescribed for awards that are subject only to service-based vesting conditions, and an award subject to performance-based vesting conditions must have a performance period of at least one year. The minimum vesting and performance periods do not apply in the following circumstances: (i) upon a change in control, (ii) termination of service due to death or disability, (iii) substitute awards that do not reduce the vesting period of the award being replaced, (iv) awards made in payment of or exchange for other compensation already earned and payable, or (v) awards involving an aggregate number of shares not in excess of five percent of the share reserve under the 2017 Plan. Awards granted to non-employee directors that vest over a period from one Annual Meeting of Stockholders to the next Annual Meeting of Stockholders are deemed to satisfy the minimum one year vesting period.

Transferability of Awards. In general, no right or interest in any award under the 2017 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of an award will remain subject to all the terms and conditions of the award applicable to the participant.

Effect of Termination of Service. If a participant’s employment or other service relationship with us and our subsidiaries is terminated, the 2017 Plan provides that unvested portions of his or her outstanding awards will be forfeited, and vested portions of outstanding option and SAR awards will continue to be exercisable for a period of either three months or one year after termination, depending on the reason for the termination, unless the termination is for cause. In that case, the vested but unexercised portions of option and SAR awards will also be forfeited. The Compensation Committee may provide for different termination consequences in an individual award agreement.

Performance-Based Compensation under Section 162(m). The Compensation Committee may grant full value awards under the 2017 Plan to employees who are or may be “covered employees,” as defined in Code Section 162(m), that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Under current Internal Revenue Service interpretations, the “covered employees” of a company for any year are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the company at the end of that year. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the performance period are satisfied. Option and SAR awards granted under the 2017 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

With respect to awards of performance-based compensation, (i) the maximum number of shares that may be the subject of full value awards that are denominated in shares or share equivalents and that are granted to any participant during any calendar year may not exceed 1,500,000 shares, and (ii) the maximum amount payable with respect to full value awards and cash incentive awards that are denominated other than in shares or share equivalents and that are granted to any participant during any calendar year shall not exceed $5,000,000.

The pre-established performance goals set by the Compensation Committee must be based on one or more of the following performance measures specified in the 2017 Plan:

•	net earnings or net income;

•	earnings before one or more of interest, taxes, depreciation and amortization or stock-based compensation expense;

•	earnings per share (basic or diluted);

•	revenue;

•	operating income;

•
profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on invested capital and return on revenue) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue;

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	market share;

•	combined net worth;

•	margins (including, but not limited to, operating and net earnings margins);

•	stock price;

•	total stockholder return, including relative total stockholder return;

•	asset quality;

•	asset growth;

•	non-performing assets;

•	balance of cash, cash equivalents and marketable securities;

•	cost and expense management;

•	economic value added or similar value added measurements;

•	improvement in or attainment of working capital levels;

•	productivity ratios;

•	employee retention or satisfaction measures;

•	net promoter score;

•	customer satisfaction;

•	debt, credit or other leverage measures or ratios; and

•	implementation or completion of critical projects.

The Compensation Committee may select one measure or multiple measures for assessing performance, and the measurement may be based upon company-wide, subsidiary, division, business or operational unit or individual performance, and may be expressed in absolute amounts, on a per share basis, relative to one or more other performance measures, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures. The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it elects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Stockholder approval of the 2017 Plan will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2017 Plan, the performance measures to which awards intended to be “performance-based compensation” under Section 162(m) may be subject, the maximum amount payable under the 2017 Plan to any employee in connection with an award intended to be “performance-based compensation” under Section 162(m), and the qualification of option and SAR awards granted under the 2017 Plan as “performance-based compensation” for purposes of Section 162(m).

Change in Control. Unless otherwise provided in an award agreement, in the event of a sale of all or substantially all of our assets or a merger, consolidation, or share exchange involving our company, the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2017 Plan. If awards granted under the 2017 Plan are continued, assumed or replaced in connection with such a transaction and if within 18 months after the transaction the participant experiences an involuntary termination of service other than for cause or voluntarily terminates his or her service for good reason (if the initial award agreement governing such award provides for a good reason termination scenario), the participant’s outstanding awards will vest in full, will immediately become fully exercisable and will remain exercisable for one year following termination. In such case, to the extent vesting of any award is subject to satisfaction of specified performance goals, the portion of such award that shall be deemed “fully vested” for these purposes shall be a pro rata amount based on actual performance and on the length of time within the performance period during which the participant was a service provider.

If awards granted to any participant are not continued, assumed or replaced, then: (i) any outstanding stock option or SAR will become fully exercisable for a period of time prior to the transaction as is deemed fair and equitable by the Compensation Committee and will terminate at the time of the transaction; (ii) any outstanding full value awards will vest immediately prior to the transaction; and (iii) to the extent vesting of any award is subject to satisfaction of specified performance goals, the portion of such award that shall be deemed “fully vested” for these purposes shall be a pro rata amount based on actual performance as of the effective date of the transaction and on the length of time within the performance period that has elapsed prior to the transaction. In addition, if awards granted to any participant are not continued, assumed or replaced, the Compensation Committee may provide that some or all of such outstanding awards shall be canceled in exchange for payment to the holder of the amount of the consideration that would have been received in the transaction for the number of shares subject to the award less the aggregate exercise price (if any) of the award.

In the event of a change in control (as defined in the 2017 Plan) that does not involve a merger, consolidation, share exchange, or sale of all or substantially all of our assets, the Compensation Committee, in its discretion, may take such action as it deems appropriate with respect to outstanding awards, which may include providing for the cancellation of any award in exchange for payment to the holder of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award, or making adjustments to any award to reflect the change in control, including the acceleration of vesting in full or in part.

Share Adjustment Provisions. If certain transactions with our stockholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations, the Compensation Committee will equitably adjust (i) the number and kind of shares subject to the 2017 Plan, (ii) the number and kind of shares subject to outstanding awards, (iii) the exercise price of outstanding options and SARs, and (iv) award limitations prescribed by the 2017 Plan. In connection with other types of transactions that may also affect our common stock, such as reorganizations, mergers or consolidations, the Compensation Committee may make similar equitable adjustments in its discretion.

Effective Date and Term of the 2017 Plan. The 2017 Plan will become effective on the date it is approved by our stockholders. Unless terminated earlier, the 2017 Plan will terminate on the tenth anniversary of its approval by our stockholders. Awards outstanding under the 2017 Plan at the time it is terminated will continue in accordance with their terms. Our Board may suspend or terminate the 2017 Plan at any time.

Amendment of the 2017 Plan. Our Board may amend the 2017 Plan at any time, but no amendments will be effective without stockholder approval if such approval is required under applicable laws or regulations or under the rules of NASDAQ. No amendment, termination or suspension of the 2017 Plan may materially impair a participant’s rights under any outstanding award without the consent of the affected participant, unless such action is necessary to comply with applicable laws or stock exchange rules.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the company and to participants subject to U.S. taxation with respect to awards granted under the 2017 Plan, based on current statutes, regulations and interpretations.

Nonqualified Stock Options. If a participant is granted a nonqualified stock option under the 2017 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. We will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2017 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held until the later of the expiration of (i) the two-year period from the date of grant or (ii) the one-year period from the date of transfer of shares to the participant, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns. SAR awards are taxed and deductible in substantially the same manner as nonqualified stock options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2017 Plan is intended to meet the requirements of Section 162(m), but full value awards granted under the 2017 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals.

Section 409A of the Internal Revenue Code. The foregoing discussion of tax consequences of awards under the 2017 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

New Plan Awards

As the 2017 Plan will not become effective until it is approved by our stockholders, the Compensation Committee has not yet approved any awards under the 2017 Plan. In addition, because all awards under the 2017 Plan are discretionary with the Compensation Committee, neither the number nor types of future 2017 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made under the Existing Omnibus Plan during fiscal 2016 to our Named Executive Officers is provided under the caption “Grants of Plan-Based Awards” in this Proxy Statement.

Required Vote. The approval of the 2017 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE APPROVAL OF THE 2017 OMNIBUS INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 24, 2017 for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each director and nominee for director;

•	each Named Executive Officer as set forth in the Summary Compensation Table herein; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 24, 2017 as well as shares of our common stock subject to RSUs and performance-based RSUs (“PRSUs”) that are scheduled to vest within 60 days of April 24, 2017, as applicable, are deemed to be outstanding and to be beneficially owned by the person holding them for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership of our common stock in the table is based on 59,705,580 shares of our common stock issued and outstanding on April 24, 2017. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Angie’s List, Inc., 1030 East Washington Street, Indianapolis, Indiana 46202.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent
Greater than 5% Stockholder:
TRI Investments LLC (2)	11,657,775	19.5%
T. Rowe Price Associates, Inc. (3)	6,250,560	10.5%
TCS Capital Management, LLC (4)	5,915,280	9.9%
Vajra Fund III, LLC (5)	5,322,563	8.9%
The Vanguard Group (6)	4,139,302	6.9%
Davis Selected Advisers, L.P. (7)	3,279,686	5.5%

Directors and Named Executive Officers:
H. Eric Semler (4)	6,588,619	11.0%
Angela R. Hicks Bowman (8)	1,207,498	2.0%
Scott A. Durchslag (9)	617,839	1.0%
J. Mark Howell (10)	587,566	1.0%
Thomas R. Fox (11)	451,566	*
Michael S. Maurer (12)	291,893	*
Mark Britto (13)	277,870	*
Shannon M. Shaw (14)	248,497	*
Susan E. Thronson (15)	114,627	*
David B. Mullen (16)	94,440	*
Michael D. Sands (17)	27,482	*
George D. Bell (18)	27,091	*
Thomas R. Evans (19)	27,091	*
Directors and Officers as a Group (15 persons) (20)	10,891,814	18.2%

*	Represents beneficial ownership of less than one percent (1%) of our outstanding common stock.

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)
Based on the most recently available Schedule 13G/A filed with the SEC on February 14, 2017, TRI Investments LLC had sole voting power and sole dispositive power with respect to 11,657,775 shares as of December 31, 2016. TRI Ventures, Inc., as the managing member of TRI Investments LLC, may be deemed to beneficially own such shares. John H. Chuang and Steven M. Kapner, two of our former directors, are Chief Executive Officer and Managing Director, respectively, of TRI Ventures, Inc. and, therefore, may be deemed to share voting and dispositive power over the shares held by this entity. Mr. Chuang and Mr. Kapner disclaim beneficial ownership with respect to shares beneficially owned by TRI Investments LLC, except to the extent of their pecuniary interests therein. In addition, Mr. Kapner reported that he beneficially owned 96,195 shares in his individual capacity. The address for TRI Investments LLC is 501 Boylston Street, Boston, MA 02116.

(3)
Based on the most recently available Schedule 13G/A filed with the SEC on February 6, 2017, T. Rowe Price Associates, Inc. (“TRPA”) had sole voting power with respect to 912,760 shares and sole dispositive power with respect to 6,250,560 shares as of December 31, 2016. The address for TRPA is 100 East Pratt Street, Baltimore, MD 21202.

(4)
Based on the most recently available Schedule 13D/A filed with the SEC on March 2, 2016, TCS Capital Management, LLC was the record owner of 5,915,280 shares of our common stock as of February 29, 2016 and had shared voting and dispositive power with respect to such shares. Mr. Semler, one of our directors and the Managing Member of TCS Capital Management, LLC, possesses sole voting and dispositive power with respect to an additional 646,248 shares of our common stock, as of February 28, 2017, held in an irrevocable family trust for which Mr. Semler’s spouse is the trustee. Mr. Semler disclaims beneficial ownership with respect to the shares held in the family trust. In connection with his service on our Board, Mr. Semler owns an additional 7,313 shares of our common stock that he received as a result of the vesting and settlement of RSUs, and he holds exercisable options to purchase 13,446 shares of our common stock and 6,332 RSUs that are scheduled to vest within 60 days of April 24, 2017. Altogether, Mr. Semler is the beneficial owner of 6,588,619 shares of our common stock. The address for TCS Capital Management, LLC is 888 Seventh Avenue, Suite 1504, New York, NY 10106.

(5)
Based on the Schedule 13D/A filed with the SEC on October 14, 2016, Vajra Fund III, LLC had shared voting power and shared dispositive power with respect to 5,322,563 shares as of October 13, 2016. Vajra Asset Management, LLC is the Manager of Vajra Fund III, LLC and possesses the voting and dispositive power with respect to the securities beneficially owned by Vajra Fund III, LLC. As a result, Vajra Asset Management, LLC may be deemed the beneficial owner of the securities beneficially owned by Vajra Fund III, LLC. Michael Brodsky is the Managing Member of Vajra Asset Management, LLC and possesses the voting and dispositive power with respect to the securities beneficially owned by Vajra Asset Management, LLC. Each of Vajra Asset Management, LLC and Mr. Brodsky disclaims beneficial ownership of the shares beneficially owned by Vajra Fund III, LLC. The address for Vajra Fund III, LLC is 2020 K Street NW, Suite 400, Washington, DC 20006.

(6)
Based on the most recently available Schedule 13G/A filed with the SEC on February 9, 2017, The Vanguard Group had sole voting power with respect to 76,257 shares, shared voting power with respect to 800 shares, sole dispositive power with respect to 4,064,345 shares and shared dispositive power with respect to 74,957 shares as of December 31, 2016. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(7)
Based on the most recently available Schedule 13G/A filed with the SEC on February 14, 2017, Davis Selected Advisers, L.P. had sole voting power with respect to 2,978,952 shares, no voting power with respect to 300,734 shares and sole dispositive power with respect to 3,279,686 shares as of December 31, 2016. The address for Davis Selected Advisers, L.P. is 2949 East Elvira Road, Suite 101, Tucson, AZ 85756.

(8)
Includes stock options to purchase 422,649 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 3,543 RSUs that are scheduled to vest within the same time period.

(9)
Includes stock options to purchase 208,276 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 99,521 RSUs and PRSUs that are scheduled to vest within the same time period.

(10)
Includes stock options to purchase 484,295 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 4,606 RSUs that are scheduled to vest within the same time period.

(11)
Includes stock options to purchase 407,172 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 3,263 RSUs that are scheduled to vest within the same time period.

(12)
Includes stock options to purchase 104,697 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 6,332 RSUs that are scheduled to vest within the same time period.

(13)
Includes stock options to purchase 119,850 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 6,332 RSUs that are scheduled to vest within the same time period.

(14)
Includes stock options to purchase 231,841 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 3,391 RSUs that are scheduled to vest within the same time period.

(15)
Includes stock options to purchase 100,642 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 6,332 RSUs that are scheduled to vest within the same time period.

(16)
Includes stock options to purchase 80,455 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 6,332 RSUs that are scheduled to vest within the same time period.

(17)
Includes stock options to purchase 13,713 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 6,332 RSUs that are scheduled to vest within the same time period.

(18)
Includes stock options to purchase 13,446 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 6,332 RSUs that are scheduled to vest within the same time period.

(19)
Includes stock options to purchase 13,446 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 6,332 RSUs that are scheduled to vest within the same time period.

(20)
Includes stock options to purchase 2,511,657 shares of our common stock that are currently exercisable or exercisable within 60 days of April 24, 2017 and 168,346 RSUs that are scheduled to vest within the same time period.

Hedging and Margin Policy and Related Matters

Anti-Hedging/Margin Policy

Our insider trading policy, as amended on October 4, 2016, provides that covered persons:

•
must not engage in any hedging transactions designed to hedge or speculate on any change in market value of our equity securities, sell our stock short or trade in options or other derivatives involving our stock;

•	must not hold our securities in a margin account; and

•	may not pledge or hypothecate our securities to secure or guarantee indebtedness.

Covered persons are Angie’s List workers and reporting persons. Angie’s List workers include company employees, officers, directors and contractors of Angie’s List and its subsidiaries. The policy does not extend to affiliates of Angie’s List workers. Reporting persons are affiliates of directors and executive officers of the Company and its subsidiaries for which such persons report beneficial ownership of our securities pursuant to U.S. federal securities laws.

Our pledging policy reflects the longstanding belief of the Board that continuing stock ownership by Angie’s List directors, executive officers and their respective affiliates aligns the long-term interests of our directors and executive officers with the interests of our stockholders and contributes to our long-term success.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock on Forms 3, 4 and 5. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, we generally assist our executive officers and certain directors in preparing initial ownership reports and reporting ownership changes, and we typically file these reports on their behalf. Based solely on the Company’s review of the copies of Section 16(a) forms it has received and written representations from certain reporting persons that no other reports were required, the Company believes all of its executive officers, directors and greater than 10% stockholders timely complied with all of the filing requirements applicable to them with respect to transactions during fiscal year 2016.

DIRECTOR COMPENSATION

During 2016, our non-employee directors (other than Mr. Chuang) were eligible to receive the following annual compensation:

Position	Cash ($)	Equity Grants ($)
Board Chairman	27,500	—
Board Member	30,000	135,000
Audit Committee Chairman	18,000	—
Compensation Committee Chairman	10,000	—
Nominating and Corporate Governance Committee Chairman	6,000	—
Audit Committee Member	6,500	—
Compensation Committee Member	5,000	—
Nominating and Corporate Governance Committee Member	2,750	—

All non-employee directors (other than Mr. Chuang) received cash compensation paid quarterly as set forth in the table above for services performed, and we also reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in order to attend meetings of the Board or Board committees.

An equity grant comprised of a mix of stock options and RSUs with a combined value of $135,000 was made to the then-current non-employee directors (other than Mr. Chuang) on February 26, 2016 and subsequently to Messrs. Bell, Evans and Semler on February 29, 2016 in connection with their appointment as non-employee directors. Mr. Sands received an equity grant comprised of a mix of stock options and RSUs with a combined value of $130,000, representing a pro-rated amount, on April 4, 2016 in connection with his appointment as a non-employee director. For each such equity grant, the number of stock options and RSUs awarded was based upon the closing price of our common stock as of each respective grant date. The stock options and RSUs granted to our non-employee directors during 2016 vested in four equal quarterly installments over a one-year period from the date of grant.

2016 Director Compensation

The following table sets forth information concerning the compensation of our then-current non-employee directors during 2016. Mr. Durchslag and Ms. Hicks Bowman did not receive separate compensation for their service on the Board. See “Executive Compensation — Compensation Discussion and Analysis — Other Compensation Polices — Stock Ownership Guidelines” for a description of our policy regarding stock ownership by directors. See “Security Ownership of Certain Beneficial Owners and Management — Hedging and Margin Policy and Related Matters” for a description of our policy regarding engaging in hedging transactions by directors.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Option Awards ($) (2) (4)	Total ($)
George D. Bell	33,475	67,500	67,500	168,475
John W. Biddinger (5)	9,813	67,500	67,500	144,813
Mark Britto	44,500	67,500	67,500	179,500
John H. Chuang (6)	—	—	—	—
Thomas R. Evans	39,221	67,500	67,500	174,221
Steven M. Kapner (7)	29,423	67,500	67,500	164,423
Michael S. Maurer	40,063	67,500	67,500	175,063
David B. Mullen	54,000	67,500	67,500	189,000
Michael D. Sands	22,046	65,000	65,000	152,046
H. Eric Semler	30,652	67,500	67,500	165,652
Susan E. Thronson	41,500	67,500	67,500	176,500

(1)	Includes the portion of the cash compensation described above that was paid for services in 2016.

(2)
The amount reflects the aggregate grant date fair value of the applicable equity awards granted during the year, computed in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 718. We provide information regarding the assumptions used to calculate the value of the equity awards in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. All equity grants were made under the Existing Omnibus Plan. There can be no assurance that awards will vest or will be exercised, or that the value upon exercise will approximate the aggregate grant date fair value.

(3)
Reflects the grant date fair value of RSU awards granted during 2016 under our non-employee director compensation program. Each RSU represents a contingent right to receive one share of our common stock upon settlement. On February 26, 2016, each then-current non-employee director other than Mr. Chuang, our former Chairman of the Board, received 7,653 RSUs. Following the appointments of Messrs. Bell, Evans and Semler to our Board, each received 7,313 RSUs on February 29, 2016. Mr. Sands was granted 7,437 RSUs on April 4, 2016 in connection with his appointment to our Board. At December 31, 2016, our then-current non-employee directors held outstanding unvested RSUs as follows: Bell - 1,829; Britto - 1,914; Evans - 1,829; Maurer - 1,914; Mullen - 1,914; Sands - 3,719; Semler - 1,829; and Thronson - 1,914.

(4)
Reflects the grant date fair value of stock option awards granted during 2016 under our non-employee director compensation program. On February 26, 2016, each then-current non-employee director other than Mr. Chuang, our former Chairman of the Board, received 14,062 stock options. Following the appointments of Messrs. Bell, Evans and Semler to our Board, each received 13,446 stock options on February 29, 2016. Mr. Sands was granted 13,713 stock options on April 4, 2016 in connection with his appointment to our Board. At December 31, 2016, each of our then-current non-employee directors held options, whether vested or unvested, to purchase the following number of shares of our common stock: Bell - 13,446 shares; Britto - 119,850 shares; Evans - 13,446 shares; Maurer - 104,697 shares; Mullen - 80,455 shares; Sands - 13,713 shares; Semler - 13,446 shares; and Thronson - 100,642 shares.

(5)
Mr. Biddinger retired from the Board effective as of February 29, 2016. In recognition of Mr. Biddinger’s outstanding service to the Board, the Compensation Committee approved a three-year extension of the expiration date for all of his vested stock options outstanding as of the effective date of his retirement. All unvested equity awards outstanding as of the effective date of Mr. Biddinger’s retirement were forfeited upon his retirement. At December 31, 2016, Mr. Biddinger held vested options to purchase 209,164 shares of our common stock.

(6)	Mr. Chuang retired from the Board effective as of October 3, 2016. Mr. Chuang elected to forego receipt of any cash compensation or equity awards in connection with his Board service for 2016.

(7)
Mr. Kapner retired from the Board effective as of October 3, 2016. In recognition of Mr. Kapner’s outstanding service to the Board, the Compensation Committee approved an extension of the expiration date for all of his vested stock options outstanding as of the effective date of his retirement to October 1, 2018. All unvested equity awards outstanding as of the effective date of Mr. Kapner’s retirement were forfeited upon his retirement. At December 31, 2016, Mr. Kapner held vested options to purchase 96,195 shares of our common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the 2016 compensation of our principal executive officer, our principal financial officer and the three most highly-compensated executive officers (other than our principal executive officer and principal financial officer) who were serving as executive officers at the end of 2016. These individuals were:

•	Scott A. Durchslag, our President and Chief Executive Officer (our “CEO”);

•	Thomas R. Fox, our Chief Financial Officer;

•	J. Mark Howell, our Chief Operating Officer;

•	Angela R. Hicks Bowman, our Chief Marketing Officer; and

•	Shannon M. Shaw, our Chief Legal Officer and Corporate Secretary.

These executive officers were our Named Executive Officers (the “Named Executive Officers” or “NEOs”) for 2016.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during the fiscal year ended December 31, 2016. It also provides an overview of our executive compensation philosophies, policies and practices, analyzes how and why the Compensation Committee of our Board arrived at its specific compensation decisions for our executive officers, including the Named Executive Officers, in 2016 and discusses the key factors the Compensation Committee considered in determining the compensation of our executive officers.

Executive Summary

We operate a national local services consumer review service and marketplace with a mission of improving the local service experience for both members and service providers. To that end, we help facilitate happy transactions between more than five million members and our collection of service providers in over 700 categories of service nationwide. Built on a foundation of more than ten million verified reviews of local service, our unique tools, services and content across multiple platforms enable members to research, shop for and purchase local services for critical needs, as well as rate and review the providers of these services. Our ratings and reviews, which are now available to members free-of-charge following our introduction of a free membership tier during 2016, assist our members in identifying and hiring a provider for their local service needs.

Overview of 2016 Financial and Operational Performance

Fiscal year 2016 offered a variety of challenges as we transformed our legacy business model and introduced a new technology platform and faced increased competition while doing so. During 2016, we achieved or made progress against several key milestones integral to the execution of our long-term profitable growth plan, including, among other things, (1) completing the migration to our new technology platform, (2) removing our ratings and reviews paywall, (3) launching a new tiered membership model, (4) implementing new service provider monetization initiatives, including revamped presentation, certification badging and search logic, to differentiate between advertisers and non-advertisers and (5) optimizing marketing and operations. While the progress against our new business model yielded robust membership growth and a year over year increase in the number of participating service providers, these achievements did not manifest in our financial results for the year as we incurred a net loss of $7.9 million on revenue of $323.3 million, both of which represented declines from the prior year.

As a result of the performance-based nature of certain of our executive compensation programs, our Named Executive Officers’ compensation for fiscal year 2016 reflected the challenging year we experienced. Specifically, we did not achieve the corporate performance targets set by the Compensation Committee at the beginning of the year, which resulted in the Compensation Committee awarding annual cash performance bonuses that were based solely on the level of achievement with respect to the Named Executive Officers’ individual performance objectives and were in amounts that were significantly below their overall target 2016 cash bonus opportunities. Further, a substantial portion of the Named Executive Officers’ long-term incentive compensation is subject to fluctuations in the market value of our common stock, which experienced a decrease as of December 31, 2016 as compared to December 31, 2015.

2016 Executive Compensation Actions

Consistent with our performance and compensation philosophy, the Compensation Committee approved the following actions for the Named Executive Officers related to 2016 compensation:

•	Base Salary. Increased the annual base salaries of the Named Executive Officers in amounts ranging from 0% to 10% of their 2015 levels;

•
Performance-Based Cash Bonuses. Based upon an assessment of the participating Named Executive Officers’ individual performance objectives, approved a cash bonus for our Named Executive Officers amounting to 20% of their target annual cash bonus opportunities; and

•
Equity Compensation. Continued our practice of providing long-term incentive compensation in the form of options to purchase shares of our common stock and RSUs that will be settled in shares of our common stock, both of which we believe incentivize our Named Executive Officers to perform in a manner that promotes stock price increases over the long-term. Additionally, PRSUs were granted to each of our Named Executive Officers for the first time, other than to Mr. Durchslag, who had previously received PRSUs in 2015 in connection with his at-hire grants of equity awards.

Executive Compensation Program Design

In designing the executive compensation program for 2016, the Compensation Committee was mindful of our need to motivate and reward our executive officers to meet or exceed our short-term goals and long-term strategic objectives, while, at the same time, creating sustainable long-term value for our stockholders. Accordingly, the Compensation Committee designed our executive compensation program to:

•
Provide a majority of our executive officers’ target total direct compensation opportunity, which consists of base salary, target annual cash bonus opportunity and equity award fair value, in the form of variable, “at risk” compensation. To ensure an appropriate balance of incentives between our short-term and longer-term performance and a positive relationship between our operational performance and stockholder return, we provided this compensation as a mix of a performance-based annual cash bonus opportunity and long-term incentive compensation in the form of stock options, RSUs and PRSUs. For 2016, 87% to 89% of the Named Executive Officers’ annual target total direct compensation consisted of variable, “at risk” compensation; and

•
Rely on equity awards as the predominant feature of our executive officers’ target total direct compensation opportunity. In 2016, these awards consisted of a combination of stock options, RSUs and PRSUs. We believe stock options provide one of the best performance incentives, as our executive officers derive value from these awards only if our stock price increases, which benefits all stockholders. Similarly, with respect to RSUs, the value of these awards increases as our stock price rises, which also benefits all stockholders. We believe PRSUs provide our executive officers with an objective performance-based variable compensation opportunity that is contingent upon the achievement of pre-established measurable financial performance goals. For 2016, 75% to 84% of the Named Executive Officers’ annual target total direct compensation consisted of equity awards.

Annual Cash Bonuses

Each year, we offer our executive officers the opportunity to earn cash bonuses based on individual performance and corporate financial and operational objectives tied to our internal operating plan to incentivize them to meet or exceed our annual goals. In 2016, these objectives were based on:

•	individual goals aligned to meeting accomplishments tied to our 2016 Annual Operating Plan;

•	our revenue;

•	our adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”); and

•	net promoter score (“NPS”).

For 2016, Adjusted EBITDA, which is a financial measure not prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), was calculated based on our full fiscal year earnings as reflected in our audited consolidated financial statements, adjusted to exclude income tax expense, interest expense, depreciation and amortization, stock-based compensation expense and amounts recorded for a legal settlement accrual.

The Compensation Committee added NPS as a corporate performance measure in 2016. The Compensation Committee believes NPS, which measures customer experience and is a tool that can be used to evaluate the loyalty of a company’s customers, is a leading indicator for predicting business growth and therefore added this metric to align management decisions with long-term growth.

As in prior years, the Compensation Committee determined the combination of performance objectives appropriately incentivized our executive officers to work as a team to achieve the financial, business and strategic objectives reflected in our 2016 Annual Operating Plan.

The Compensation Committee sets the performance objectives for annual cash bonuses at levels it believes are capable of achievement with meaningful effort. Typically, on a year over year basis, we plan for a specific growth rate with respect to certain corporate financial measures when setting target levels, taking into account growth opportunities, our strategic initiatives and competitive market position and any countervailing considerations. Therefore, unless unforeseen or unique factors affect our business or our executive officers fail to adequately plan or execute on specific initiatives, it is probable, though not certain, that the performance objectives will be achieved at target with dedicated and sustained effort.

The variability inherent in our annual cash bonuses for our Named Executive Officers, other than our CEO, who were employed as of the end of each fiscal year presented over the past three years was as follows:

With respect to our CEO, the actual amount received under our annual cash bonus plan as compared to the amount of the target opportunity over the past two years was as follows:
Mr. Durchslag was hired on September 8, 2015, and as set forth in his employment agreement, he received a guaranteed annual performance bonus for 2015 in an amount equal to $700,000 multiplied by the pro-rata portion of the year that he was employed by us, equating to $220,548. Accordingly, the target amount for 2015 set forth in the chart above represents the amount that would have been applicable to Mr. Durchslag had he served as our CEO for all of 2015.

Long-Term Incentive Compensation

The goal of our long-term incentive compensation is to motivate long-term performance and align the interests of our executive officers with the interests of our stockholders. The Compensation Committee believes that options to purchase shares of our common stock and RSUs are an effective way to directly link the compensation of our executive officers to the creation of sustainable long-term value for our stockholders as the amount, if any, that an executive officer may realize from his or her stock options and RSUs depends on the value of our common stock over an extended period, which we believe to be appropriate given that our stockholders would also benefit from stock price appreciation.

Consistent with the prior year, in February 2016, the Compensation Committee granted stock options and RSUs to our executive officers as part of the annual equity grant. In addition, the Compensation Committee authorized a grant of PRSUs on June 29, 2016 under a long-term incentive plan (the “2016 LTIP”) to our executive officers, including the Named Executive Officers, and other members of our senior leadership team as of that date. The 2016 LTIP served several purposes, including retaining key employees serving in leadership roles across the Company who are expected to contribute to our long-term success, providing incentives to align the interests of these key employees with those of our stockholders and promoting the success of the Company with the underlying objective of driving our turnaround plan. The PRSUs granted under the 2016 LTIP are contingent upon our performance with respect to certain predetermined Total Cumulative Revenue targets (as outlined in the table below) over the 33-month period commencing April 1, 2016 and concluding December 31, 2018, subject to our achievement of a $100 million Adjusted EBITDA threshold over the same time period, and will be forfeited to the extent the performance conditions are not achieved.

Performance Level	Total Cumulative Revenue	Percentage of Target Award Opportunity Eligible to be Earned
Below Threshold	Less than $1.051 billion	0%
Threshold	At least $1.051 billion	75%
Target	At least $1.136 billion	100%
Stretch	At least $1.234 billion	200%

At the time of grant, the number of shares ultimately earned under the 2016 LTIP could be 0% or range from 75% (threshold achievement level) to 200% (stretch, or maximum achievement level) of the “target” grant, depending upon our performance in relation to the performance conditions over the 33-month performance period, and linear interpolation will be applied should the actual Total Cumulative Revenue amount fall between the threshold and maximum performance levels. As further discussed below, during the first quarter of 2017, the Compensation Committee cancelled the “stretch” component of the 2016 LTIP such that the maximum achievement level under this award is now the 100% target achievement level.

The calculation of Adjusted EBITDA, which is a financial measure not prepared in accordance with U.S. GAAP, for the purposes of the 2016 LTIP is intended to be substantially consistent with the calculation utilized in our quarterly and annual earnings releases. Additionally, the calculations of Adjusted EBITDA and Total Cumulative Revenue are intended to generally mirror the corresponding performance measures utilized in determining annual cash bonuses, and the reasons for adoption of Adjusted EBITDA and Total Cumulative Revenue as the performance measures under the 2016 LTIP are substantially similar in all material respects to the reasons for adoption of those performance measures under the annual cash bonus program. In establishing the parameters of the 2016 LTIP, the Compensation Committee determined that the combination of incentives tied to annual performance measures under the annual bonus plan and incentives tied to performance measures over a 33-month performance period under the 2016 LTIP would appropriately incentivize our leadership team, including the Named Executive Officers, to manage the business in a manner that would cultivate strong and consistent growth without excessive risk, while considering and balancing both our short-term and long-term performance in an effort to maximize stockholder value.

Following the completion of the 33-month performance period on December 31, 2018, a reconciliation period will commence during which the Compensation Committee will determine the level of achievement, if any, under the 2016 LTIP, following the completion of the audit of our financial results for the year ended December 31, 2018. The Compensation Committee will certify the number of PRSUs earned based on such results. Any PRSUs earned under the 2016 LTIP will vest in full on May 31, 2019, subject to continued employment as of that date. Shares issued to executive officers under the 2016 LTIP are subject to our stock ownership and clawback policies.

In the event of a change in control of the Company prior to the conclusion of the 33-month performance period, the Adjusted EBITDA and Total Cumulative Revenue performance conditions will be deemed satisfied, with the Total Cumulative Revenue goal deemed satisfied at the target performance level, and each executive officer will remain subject to the service-based vesting conditions set forth under the 2016 LTIP. In the event an executive officer experiences a termination of service without cause or resigns for good reason, in each case within 18 months following a change in control, and provided that within 60 days following the executive officer’s termination date, the executive officer timely executes and does not revoke a separation agreement releasing the Company and its affiliates from all claims, a pro-rated portion of the PRSUs granted under the 2016 LTIP will vest based on the deemed performance level and the number of full months during the performance period that the executive officer was employed by us.

In consideration of our focus on reigniting growth during the turnaround period and information available in the first half of 2016 with respect to the performance conditions utilized, the Compensation Committee believed at the time of grant that the 33-month performance thresholds set forth under the 2016 LTIP represented significant, but achievable, growth hurdles that would incentivize a focus on long-term performance, serve as a retention tool, and, if achieved, deliver value to our stockholders in the form of stock price appreciation. At the March 2017 meeting of the Compensation Committee, the committee members reviewed the status of the Company’s available equity pool and outstanding shares and, recognizing the limited potential for achieving the “stretch” component of the 2016 LTIP, determined it would be appropriate to eliminate this component of the award in order to make those shares available for other necessary retention efforts. Accordingly, the Compensation Committee cancelled the “stretch” component of the 2016 LTIP, and the maximum achievement level under this award is now the 100% target achievement level.

Compensation Alignment with Performance

As described in the preceding sections, the Compensation Committee structured our incentive compensation arrangements to align with our corporate financial and operational objectives and the sustained appreciation of our stock price. The following charts illustrate this correlation, based on the average target total direct compensation of the applicable Named Executive Officers who were employed by us as of the end of each fiscal year presented. For purposes of illustration, the 2016 LTIP described above was excluded from the charts below as it was a unique, one-time performance-based retention award, designed to align with new growth initiatives, granted to all executive officers and other members of our senior leadership team in 2016 and is not applicable or comparable to the other years presented.

The Compensation Committee designed the key elements of the target total direct compensation opportunities for our Named Executive Officers, as well as our overall executive compensation program, to support what it considers to be our primary objective: the creation of sustained, long-term value for our stockholders. To achieve this objective, our executive officers must execute on our financial and operational goals over time to deliver sustained revenue and earnings growth. The Compensation Committee believes that by establishing a strong relationship between absolute levels of pay and corporate performance, the compensation of our Named Executive Officers and other executive officers will be sensitive to and aligned with the long-term value that is created for our stockholders.

Executive Compensation-Related Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2016, we maintained the following executive compensation policies and practices, including both policies and practices we implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

What We Do	What We Do Not Do
Compensation Committee Independence - We maintain a compensation committee comprised solely of independent directors.	No Defined Benefit Retirement Programs - We do not offer pension arrangements, defined benefit retirement plans or nonqualified deferred compensation plans to our executive officers.

Compensation Committee Adviser Independence - The Compensation Committee has the authority to engage and retain its own advisers. During 2016, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm, to assist with its responsibilities. Compensia performs no other services for us.
No Perquisites or Other Personal Benefits - We do not provide perquisites and other personal benefits to our executive officers unless they serve a sound business purpose.

Annual Advisory Vote on Executive Compensation - We conduct an annual stockholder advisory vote on the compensation of the Named Executive Officers, and our Board and the Compensation Committee carefully consider the outcome of these advisory votes when making compensation decisions.
No Excise Tax “Gross-Ups” or Payments - We do not provide any excise tax “gross-up” or tax reimbursement in connection with any change in control payments or benefits.

Annual Compensation Review - We support the Compensation Committee in its annual review of our executive compensation strategy, including its review of the compensation peer group used for comparative purposes, and, to help avoid creating compensation-related risks that would be reasonably likely to have a material adverse effect on us, its annual review of our compensation-related risk profile.
No Stock Options Repricing - Our equity plan does not permit us to reprice options to purchase shares of our common stock without stockholder approval.

Emphasize Long-Term Equity Compensation - We design the equity awards granted to our executive officers to vest or be earned over periods of one year or longer, which is consistent with current market practice and better serves our long-term value creation goals and retention objectives.

“Double-Trigger” Change in Control Arrangements - Since 2013, we have required that all change-in-control payments and benefits be based on a “double-trigger” arrangement, wherein both a change in control of the Company and a qualifying termination of employment are required before a Named Executive Officer is eligible to receive any such payments and benefits.

Reasonable Post-Employment Compensation Arrangements - The post-employment compensation arrangements for the Named Executive Officers provide for amounts and multiples that we believe are within reasonable market norms.

Prohibitions on Hedging and Pledging - We prohibit our executive officers and members of our Board from engaging in any hedging transactions that are designed to hedge or speculate on any change in the market value of our equity securities. In addition, they are prohibited from holding our securities in a margin account or pledging our securities as collateral to secure or guarantee indebtedness.

Stock Ownership Policy - We maintain a stock ownership policy for our executive officers, including our Named Executive Officers, which requires each of them to own a specified amount of our common stock.

Compensation Recovery Policy - We maintain a policy that provides for the recovery of incentive cash compensation from our current and former executive officers in the event of an inaccurate determination of company performance or financial restatements due to fraud.

Succession Planning - We support our Board in its oversight of our key executive positions and its ongoing monitoring of our succession strategy and plans for our most critical positions.

2016 Stockholder Advisory Vote on Executive Compensation

At our 2016 Annual Meeting of Stockholders, we submitted an advisory vote proposal on the compensation of the Named Executive Officers, commonly known as a “Say-on-Pay” vote, for the consideration of our stockholders. Our stockholders approved the compensation of the Named Executive Officers with nearly 100% of the votes cast in favor of the proposal. The Compensation Committee considers the results of the Say-on-Pay vote on our executive compensation program as part of its annual executive compensation review. Our Board values the opinions of our stockholders, and the Compensation Committee will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for the Named Executive Officers. Following the 2017 Annual Meeting, the next Say-on-Pay vote on the compensation of the Named Executive Officers will take place at the 2018 Annual Meeting of Stockholders. At our 2012 Annual Meeting of Stockholders, we submitted a proposal on the frequency of future stockholder advisory votes regarding the compensation of our Named Executive Officers, commonly known as a “Say-on-Frequency” vote. Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the results of the Say-on-Frequency vote, our Board has adopted a policy providing for annual Say-on-Pay votes. At the present time, we expect to hold the next Say-on-Frequency vote at our 2018 Annual Meeting of Stockholders.

Compensation Philosophy and Objectives

We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our employees. The principles and objectives of our compensation and benefits programs for our employees generally, and for our executive officers specifically, are to:

•
attract, engage and retain individuals of superior ability, experience and managerial talent, enabling us to be an employer of choice in the highly-competitive and dynamic Internet and technology industry;

•	ensure compensation is closely aligned with our corporate strategies, business and financial objectives and the long-term interests of our stockholders;

•	motivate and reward executive officers whose knowledge, skills and performance contribute to our financial and operational goals;

•	ensure elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking; and

•	ensure total target compensation is fair and reasonable.

The key elements of our executive compensation program simultaneously fulfill one or more of these principles and objectives.

Compensation Program Design

Our executive officers, including the Named Executive Officers, receive total compensation opportunities consisting of a combination of:

•	base salary;

•	performance-based cash bonuses; and

•	long-term incentive compensation in the form of time-based stock options, RSUs and PRSUs.

We also offer limited other types of employee benefits as described below. We view each compensation element as related but distinct, and we also review the total compensation of our executive officers to ensure our overall compensation objectives are met. The Compensation Committee determines the appropriate level for each compensation element in consideration of its understanding of the market for executive talent based on the experience of its members and consistent with our recruiting and retention goals, its view of internal parity and consistency, the length of service of our executive officers, our overall performance and other considerations as deemed relevant.

As the achievement of our financial and operational objectives should be reflected in the value of our common stock, we believe our executive officers will be incentivized to achieve these objectives when a portion of their compensation is tied to the value of our common stock. To this end, the Compensation Committee uses equity awards (in particular, time-based stock options, RSUs and PRSUs) as a significant component of compensation as the Compensation Committee believes equity compensation is an effective way to align individual compensation with the creation of stockholder value and a significant motivator in attracting employees for Internet-related and other technology companies.

Our compensation mix is designed to incentivize specific financial and operational improvements on a year over year basis while promoting long-term performance through a combination of cash and equity awards. Accordingly, we strive to provide an appropriate mix of cash and equity compensation to meet our business objectives. We believe the most important indicator of the quality of our compensation objectives is our ability to cost-effectively motivate our executive officers to deliver superior performance and retain them to continue their careers with us.

We have not adopted any formal policies with respect to allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. Instead, our executive compensation program is designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above.

Compensation-Setting Process

Role of Compensation Committee

The Compensation Committee oversees our executive compensation and other compensation and benefit programs, serves as the administrator of our equity compensation plans and reviews, formulates and determines the design and amount of compensation for our executive officers, including the Named Executive Officers. Compensation decisions for our CEO are made by the Compensation Committee in executive session without the presence of our CEO.

At the beginning of each year, the Compensation Committee reviews our executive compensation program, including incentive compensation plans and arrangements, assesses the quality, appropriateness and effectiveness of the program for its intended purposes, and makes modifications to existing plans and arrangements or adopts new plans or arrangements as deemed necessary. The Compensation Committee also conducts an annual review of our executive compensation strategy to ensure it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the Compensation Committee reviews market trends and changes in competitive compensation practices, as further described below. Based on its review and assessment, the Compensation Committee, from time to time, makes changes in our executive compensation program and also recommends changes to our Board’s total remuneration.

In 2016, the factors considered by the Compensation Committee in determining the compensation of our executive officers included:

•	the recommendations of our CEO (except with respect to his own compensation), as described below;

•	our corporate growth and other elements of financial and operational performance, including a measure of our member and service provider experience, satisfaction and loyalty;

•	each executive officer’s responsibilities, individual contributions and sustained performance;

•	a review of the relevant competitive market data, as described below;

•	the expected future contribution of the individual executive officer; and

•	internal pay parity based on each executive officer’s impact on our business and performance.

The Compensation Committee does not weight these factors in any specific manner, nor does it apply any formulas in developing its compensation determinations. The members of the Compensation Committee consider all of this information in light of their individual experience and business judgment as well as their knowledge of the Company, the competitive market and each executive officer in making these determinations.

The Compensation Committee’s authority, duties and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the “Corporate Governance” section of our “Investor Relations” website at investor.angieslist.com.

Role of Management

Our CEO works closely with the Compensation Committee in determining the compensation of our other executive officers, including the other Named Executive Officers. Typically, our CEO recommends the structure of the annual cash incentive compensation opportunities, identifies and develops corporate and individual performance objectives for such cash incentive compensation opportunities and evaluates actual performance against the selected measures. Our CEO also makes recommendations to the Compensation Committee as described below and is involved in the determination of compensation for the respective executive officers who report to him.

At the beginning of each year, our CEO reviews the performance of our other executive officers for the previous year and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation. These recommendations concern the base salary, performance-based cash bonuses and long-term incentive compensation for each of our executive officers, other than himself, based on our results, the individual executive officer’s contribution to these results and his or her performance with respect to his or her individual performance objectives. The Compensation Committee then reviews these recommendations and considers the other factors described herein and makes decisions as to the target total direct compensation of each executive officer, as well as each individual compensation element.

While the Compensation Committee considers our CEO’s recommendations, it only uses these recommendations as one of several factors in making its decisions regarding the compensation of our executive officers. In all cases, the final decisions on compensation matters are made by the Compensation Committee. Moreover, no executive officer participates in the determination of the amounts or elements of his or her own compensation.

At the request of the Compensation Committee, our CEO typically attends a portion of each Compensation Committee meeting in which executive compensation is discussed, including meetings at which the Compensation Committee’s compensation consultant is present.

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to retain the services of one or more executive compensation advisers, including compensation consultants, legal counsel, accounting and other advisers, to assist in the creation of our compensation plans and arrangements and related policies and practices, as it determines necessary in its sole discretion. The Compensation Committee makes all determinations regarding the engagement, fees and services of these external advisers, and any such external adviser reports directly to the Compensation Committee.

During 2016, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm, to provide information, analysis and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the Compensation Committee by Compensia in 2016 were as follows:

•	reviewed and updated our compensation peer group;

•	conducted an analysis of the levels of overall compensation and each element of compensation for our executive officers;

•	provided advice with respect to compensation best practices and market trends for our executive officers and members of our Board;

•	conducted a competitive market analysis of stock ownership guidelines;

•	conducted an analysis of broad equity usage;

•	conducted an analysis of the levels of overall compensation and each element of compensation for the members of our Board; and

•	provided ad hoc advice and support throughout the year.

The Compensation Committee may replace its compensation consultant or hire additional advisers at any time. Representatives of Compensia attend meetings of the Compensation Committee, as requested, and communicate with the Compensation Committee chairman and with management as circumstances warrant. All decisions regarding the compensation of our executive officers, however, are made by the Compensation Committee.

Compensia reports directly to the Compensation Committee. The Compensation Committee assessed the independence of Compensia, taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable NASDAQ listing standards and concluded there are no conflicts of interest with respect to the work that Compensia performs for the Compensation Committee.

Use of Competitive Market Data

As part of its deliberations, the Compensation Committee considers competitive market data and related analysis on executive compensation levels and practices. This data is drawn from a select group of peer companies developed by the Compensation Committee as well as compensation survey data. In October 2015, the Compensation Committee approved a compensation peer group for use in connection with its 2016 compensation determinations and recommendations. This peer group was developed with the assistance of Compensia based on an evaluation of companies the Compensation Committee believed are comparable to us, taking into consideration the size of each company based on revenues and market capitalization, as well as the following additional factors:

•	the comparability of the company’s business model;

•	the company’s business services focus;

•	the comparability of the company’s operating history;

•	the comparability of the company’s organizational complexities and growth attributes;

•	the stage of the company’s maturity curve, which increases its likelihood of attracting the type of executive talent for which we compete; and

•	the comparability of the company’s operational performance, including consistency with our strategy and future performance expectations.

Based on these criteria, the Compensation Committee approved a compensation peer group consisting of 19 publicly-traded business services and related technology companies. At the time the compensation peer group was reviewed, the selected companies had revenues ranging from $127 million to $818 million, with a median of $264 million, and market capitalizations ranging from $120 million to $2.74 billion, with a median of $476 million. The companies comprising the compensation peer group used for 2016 compensation determinations and recommendations were as follows:

• Bankrate, Inc.	• Millennial Media, Inc.
• Bazaarvoice, Inc.	• Quotient Technology, Inc.
• Bluecora, Inc.	• RetailMeNot, Inc.
• Blue Nile, Inc.	• Rocket Fuel Inc.
• Care.com, Inc.	• TravelZoo, Inc.
• Constant Contact, Inc.	• TrueCar, Inc.
• DHI Group, Inc.	• Web.com Group, Inc.
• FTD Companies, Inc.	• XO Group, Inc.
• Liquidity Services, Inc.	• Yelp Inc.
• LivePerson, Inc.

The Compensation Committee believes information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and our overall executive compensation packages. However, this information is only one of several factors the Compensation Committee considers in making decisions with respect to the compensation of our executive officers.

Compensation Elements

Base Salary

We believe a competitive base salary is a necessary element of our executive compensation program, to ensure we can attract and retain a talented and stable executive team. Base salaries for our executive officers are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across the executive team.

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, market practice and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers, including the Named Executive Officers, annually, as well as at the time of promotion or other significant changes in responsibility, and makes adjustments to base salaries as determined necessary or appropriate.

In December 2015, the Compensation Committee reviewed the base salaries of our executive officers, taking into consideration a competitive market analysis performed by Compensia and the recommendations of our CEO, Mr. Durchslag, except with respect to his own base salary, as well as the other factors described above. Following completion of this review, the Compensation Committee increased the base salaries of most of our executive officers, largely to reflect cost-of-living adjustments for Mr. Howell and Ms. Hicks and to realign base salaries between the 50th and 75th percentiles of our compensation peer group for Mr. Fox and Ms. Shaw. These base salary adjustments became effective as of January 1, 2016. The Compensation Committee did not adjust Mr. Durchslag’s base salary for 2016 as the amount of his base salary was recently approved in connection with his hiring in September 2015.

The annual base salaries of the Named Executive Officers for 2016, along with the corresponding percentage increases as compared to 2015, were as follows:

Named Executive Officer	2016 Base Salary	2015 Base Salary	% Change
Scott A. Durchslag	$500,000	$500,000	—%
Thomas R. Fox	370,000	337,000	9.8%
J. Mark Howell	420,000	403,000	4.2%
Angela R. Hicks Bowman	420,000	403,000	4.2%
Shannon M. Shaw	321,000	295,000	8.8%

The actual salaries earned by the Named Executive Officers for 2016 are set forth in the “Summary Compensation Table.”

Performance-Based Annual Bonuses

We use performance-based annual cash bonuses to motivate our executive officers, including the Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual cash bonuses are intended to help us deliver a competitive total direct compensation opportunity to our executive officers.

At the beginning of each year, the Compensation Committee selects one or more performance measures and related target levels to be used to determine the annual cash bonuses for the year. The Compensation Committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual cash bonus payment, and/or increase, reduce or eliminate the amount of cash allocated for a particular performance period.

Target Annual Cash Bonus Opportunities

In December 2015, the Compensation Committee established the target 2016 cash bonus opportunities for our executive officers, taking into consideration a competitive market analysis performed by Compensia, the recommendations of Mr. Durchslag, except with respect to his own target 2016 cash bonus opportunity, and the other factors described above. The Compensation Committee determined it was necessary, in certain cases, to adjust the target cash bonus opportunities to maintain the competitiveness of our executive officers’ target total cash compensation opportunities. The target annual cash bonus opportunities of the Named Executive Officers for 2016 were as follows:

Named Executive Officer	2016 Base Salary	Target 2016 Cash Bonus Opportunity (% of Base Salary)	Target 2016 Cash Bonus Opportunity
Scott A. Durchslag	$500,000	140%	$700,000
Thomas R. Fox	370,000	60%	222,000
J. Mark Howell	420,000	60%	252,000
Angela R. Hicks Bowman	420,000	50%	210,000
Shannon M. Shaw	321,000	50%	160,500

Annual bonus payments for 2016 cash bonus opportunities could have ranged from 75% to 300% of each executive officer’s target annual cash bonus opportunity, depending on our actual corporate performance and his or her individual performance for the year.

For 2016 bonuses, the target annual cash bonus opportunities for our executive officers were weighted 80% on corporate performance objectives and 20% on individual performance objectives. The Compensation Committee determined this allocation to be appropriate to incentivize our executive officers to focus on our short-term financial and operational objectives as reflected in our 2016 Annual Operating Plan while, at the same time, recognizing their contributions to the achievement of these objectives and the successful execution of their individual roles and responsibilities.

Corporate Performance Objectives

For purposes of our 2016 annual cash bonuses, the Compensation Committee selected the following three corporate performance measures:

•	Adjusted EBITDA;

•	Revenue; and

•	NPS.

The “Adjusted EBITDA” metric, which is a financial measure not prepared in accordance with U.S. GAAP, was calculated based on our full fiscal year earnings as reflected in our audited consolidated financial statements, adjusted to exclude income tax expense, interest expense, depreciation and amortization, stock-based compensation expense and amounts recorded for a legal settlement accrual. A reconciliation of 2016 Adjusted EBITDA, which is a financial measure not prepared in accordance with U.S. GAAP, to 2016 net loss, the most comparable U.S. GAAP measure, is provided in Appendix B to this Proxy Statement.

The “Revenue” metric measures our growth and engagement among service providers and members, which the Compensation Committee believed were key indicators for analyzing our progress during the year against our Annual Operating Plan. In addition, Revenue is an important indicator of our ability to monetize our solutions and achieve profitability.

The “NPS” metric, which the Compensation Committee believes is a leading indicator for predicting business growth, measures customer experience and is a tool that can be used to evaluate the loyalty of a company’s customers. A company’s NPS is derived based on a sampling of customer responses to inquiries related to how likely a customer is to recommend that company to a friend, colleague or family member. NPS is measured in basis points based on the percentage of customers likely to recommend a company, less the percentage of those customers unlikely to recommend a company. A perfect NPS score is 100. We track NPS via a third-party consulting company on a quarterly basis, in mid-December, mid-March, mid-June and mid-September. For the purposes of our 2016 annual cash bonuses, the NPS metric was measured based on a survey of our paid members as of the fourth quarter of 2016 against a baseline of the fourth quarter of 2015.

For the Adjusted EBITDA and Revenue performance measures, the Compensation Committee established a threshold, target, stretch and maximum performance level that would contribute to the determination of the bonus payments based on our corporate performance. For the NPS performance measure, the Compensation Committee established a threshold, target and stretch performance level that would contribute to the determination of the bonus payments based on our corporate performance. The portion of the target annual cash bonus opportunities based on corporate performance was to be funded at the sum of each corporate performance measure for which we exceeded the threshold performance level. If our performance for 2016 for any measure was below the threshold performance level, a bonus amount would not be paid with respect to that measure.

In 2016, bonus payout levels for the corporate performance measures were set at 75% of target for performance meeting the threshold performance level, 100% of target for performance meeting the target performance level, 200% of target for performance meeting the stretch performance level and 300% of target for performance meeting the maximum performance level. For performance achievement between the threshold and target performance levels, between the target and stretch performance levels and between the stretch and maximum performance levels, bonus payments were to be interpolated on a straight-line basis, up to a maximum of 300% for the Adjusted EBITDA and Revenue measures and 200% for the NPS measure. The Compensation Committee believed the achievement of the target performance levels for each measure would require excellent leadership, effective leveraging and execution of our core competencies and a clear focus on driving and achieving results throughout the year.

The threshold, target, stretch and maximum performance levels for each of the 2016 corporate performance measures were as follows:

Corporate Performance Measure	Threshold Performance (75% Payment)	Target Performance (100% Payment)	Stretch Performance (200% Payment)	Maximum Performance (300% Payment)
Adjusted EBITDA	$31,000,000	$35,000,000	$40,000,000	$45,000,000
Revenue	$345,000,000	$355,000,000	$365,000,000	$375,000,000
NPS	25 BPS	26 BPS	27 BPS	N/A

Individual Performance Objectives

In addition to the corporate performance objectives, for purposes of our 2016 cash bonuses, the Compensation Committee also evaluated the individual performance of each executive officer, including each of the Named Executive Officers. Individual performance objectives for each executive officer were identified at the beginning of the year in discussions with Mr. Durchslag, except with respect to his own individual performance objectives. These objectives could be quantitative or qualitative in nature, depending on the organizational priorities for the year, and typically focused on key departmental or operational objectives or functions. Most of these goals were intended to provide a set of common objectives that facilitated collaborative management and engagement, although our executive officers could also be assigned individual objectives. In the case of Mr. Durchslag, his individual objectives were determined at the beginning of the year in a discussion with the Compensation Committee.

Weighting of Performance Objectives

For purposes of the 2016 bonuses, the weighting of the corporate and individual performance objectives was set such that 80% of the target bonus was tied to the corporate performance objectives (of which (i) 45% was tied to attainment of the Adjusted EBITDA goal, (ii) 45% was tied to attainment of the Revenue goal and (iii) 10% was tied to attainment of the NPS goal), while the remaining 20% of the target bonus was tied to the individual performance objectives for each Named Executive Officer. With respect to the corporate performance objectives, payouts under both the Revenue and NPS goals were contingent upon achievement of an Adjusted EBITDA threshold of $31 million.

Performance Results and Bonus Decisions

In January 2017, the Compensation Committee reviewed our performance for 2016 and determined that we did not meet the threshold performance level for any of the corporate performance objectives. As a result, no bonus payments were made pursuant to these performance measures. Our actual performance with respect to each corporate performance objective and the associated level of achievement for 2016 were as follows:

Corporate Performance Measure	Actual Performance	Level of Performance Achievement
Adjusted EBITDA	$27,627,000	Below threshold
Revenue	$323,329,000	Below threshold
NPS	7 BPS	Below threshold

Following the end of 2016, our CEO evaluated each executive officer’s individual performance against each officer’s performance goals and contributions in the planning and execution of our long-term profitable growth plan during 2016 and discussed his recommendations with the Compensation Committee. After a review and discussion of each individual executive officer’s performance, the Compensation Committee approved the amount of each executive officer’s annual cash bonus attributable to his or her individual performance. In the case of the Named Executive Officers, the level of achievement with respect to their individual performance objectives was determined to be as follows:

Named Executive Officer	Achievement Level of Individual Performance Objectives
Scott A. Durchslag	100%
Thomas R. Fox	100%
J. Mark Howell	100%
Angela R. Hicks Bowman	100%
Shannon M. Shaw	100%

While the initial progress against our new business model did not result in achievement of the performance measures outlined in the table above, the efforts by our executive officers during 2016 yielded robust membership growth and a year over year increase in the number of participating service providers. Mr. Durchslag and the Compensation Committee believed the Company’s achievements during 2016 were the result of diligence and sound execution against the long-term profitable growth plan, and in the context of the unique challenges inherent in changing a business model, merited a 100% achievement level for the individual performance objectives.

With respect to our CEO’s individual performance, the Compensation Committee, independent of the CEO, evaluated his performance in relation to his performance objectives for the year and also considered his contributions to the planning and execution of our long-term profitable growth plan during 2016, ultimately determining that his performance merited a 100% achievement level for the individual performance objective. However, the Compensation Committee did not elect to increase Mr. Durchslag’s base salary for 2017.

After evaluating our level of achievement against each of the corporate performance objectives, as well as the determinations with respect to each executive officer’s individual performance for the year, the Compensation Committee approved payment of annual cash bonuses for 2016 at 20% of each executive officer’s target annual cash bonus opportunity, representing achievement of the individual performance objectives. The 2016 annual cash bonuses paid to the Named Executive Officers were as follows:

Named Executive Officer	Target 2016 Cash Bonus Opportunity	Actual 2016 Cash Bonus	Actual 2016 Cash Bonus (% of Target)
Scott A. Durchslag	$700,000	$140,000	20%
Thomas R. Fox	222,000	44,400	20%
J. Mark Howell	252,000	50,400	20%
Angela R. Hicks Bowman	210,000	42,000	20%
Shannon M. Shaw	160,500	32,100	20%

The annual cash bonuses paid to the Named Executive Officers for 2016 are also set forth in the “Summary Compensation Table” herein.

Long-Term Incentive Compensation
We use long-term incentive compensation in the form of equity awards to align the interests of our executive officers, including the Named Executive Officers, with the interests of our stockholders. If our executive officers own shares of our common stock in amounts that are significant to them, we believe they will be strongly incentivized to act in a manner that cultivates opportunities for maximizing long-term stockholder value. To date, we have relied on a combination of time-based stock options, performance-based stock options, RSUs and PRSUs as vehicles for delivering long-term incentive compensation opportunities to our executive officers. We believe that stock options, which are granted with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for our executive officers as the options provide value to the holder only to the extent that our stock price appreciates on a sustained basis following the date of grant. We believe that RSUs, which deliver increasing value in connection with the appreciation of our stock price while at the same time providing some value to the recipient even if the market price of our common stock declines, serve as a valuable retention tool for our executive officers. We believe that performance-based equity awards incentivize a focus on long-term performance, serve as a retention tool and can deliver value to our stockholders in the form of stock price appreciation.

In determining the size of the equity awards to grant to our executive officers, the Compensation Committee takes into consideration the recommendations of our CEO, except with respect to his own equity awards, the existing equity holdings of each executive officer, including the current economic value of his or her unvested equity awards, and additional factors as described above. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices and the overall impact that these equity awards, as well as awards to other employees and directors, will have on stockholder value. Ultimately, the Compensation Committee applies its subjective judgment in determining the appropriate value of each executive officer’s equity award.

In February 2016, the Compensation Committee granted equity awards to our executive officers, including the Named Executive Officers, in the form of time-based stock options and RSUs. The Compensation Committee decided to grant stock options and RSUs to our executive officers based on its belief that these equity vehicles best align the long-term incentive compensation opportunities of our executive officers with our future stock price performance, which supports the strategic objective of increasing long-term stockholder value. In June 2016, the Compensation Committee decided to also grant PRSUs to our executive officers to more closely align compensation with our performance. In determining the amount of each executive officer’s equity awards, the Compensation Committee took into consideration the factors described above, including the recommendations of Mr. Durchslag, except with respect to his own equity awards, as well as the ability of each executive officer’s existing unvested equity holdings to satisfy our retention objectives.

The equity awards granted to the Named Executive Officers in 2016 were as follows:

Named Executive Officer	Time-Based Stock Options (number of shares)	Time-Based Stock Options (grant date fair value)	Time-Based RSUs (number of shares)	Time-Based RSUs (grant date fair value)	PRSUs at Target (number of shares)	PRSUs at Target (grant date fair value)
Scott A. Durchslag	289,270	$1,390,026	157,426	$1,388,497	114,503	$749,995
Thomas R. Fox	95,937	461,005	52,210	460,492	229,007	1,499,996
J. Mark Howell	135,416	650,713	73,696	649,999	229,007	1,499,996
Angela R. Hicks Bowman	104,166	500,548	56,689	499,997	229,007	1,499,996
Shannon M. Shaw	99,687	479,025	54,251	478,494	229,007	1,499,996

The stock options granted to the Named Executive Officers had an exercise price of $8.82 per share, the market price of our common stock on the date of grant. The stock options vest such that one-fourth of the options awarded vest on the first anniversary of the date of grant, and the remaining three-fourths of the stock options granted vest ratably on a monthly basis over a three-year period thereafter, subject to the executive officer’s continued employment as of each such vesting date.

The RSUs, each of which represents a contingent right to receive one share of our common stock upon settlement, granted to the Named Executive Officers vest such that one-fourth of the RSUs awarded vest on the first anniversary of the date of grant, and the remaining three-fourths of the RSUs awarded vest ratably on a quarterly basis over a three-year period thereafter, subject to the executive officer’s continued employment as of each vesting date.

The PRSUs, each of which represents a contingent right to receive one share of our common stock upon settlement, granted to the Named Executive Officers will be earned based on our performance with respect to certain predetermined Total Cumulative Revenue targets over the 33-month period commencing April 1, 2016 and concluding December 31, 2018, subject to our achievement of a $100 million Adjusted EBITDA threshold over the same time period. The number of PRSUs ultimately earned, and therefore the number of shares ultimately issued under the PRSUs, could be 0% or range from 75% (threshold achievement level) to 100% (which, following the Compensation Committee’s cancellation of the stretch achievement level of 200% in the first quarter of 2017, is the maximum achievement level) of the target number of PRSUs, based on our performance in relation to the performance conditions, and linear interpolation will be applied should Total Cumulative Revenue fall between the threshold and maximum achievement levels. Any PRSUs earned under the 2016 LTIP will vest in full on May 31, 2019, subject to continued employment as of that date. Additional information regarding the terms of these PRSUs is set forth in the “Executive Summary - Long-Term Incentive Compensation” section above.

The equity awards granted to the Named Executive Officers in 2016 are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” sections herein.

Retirement and Welfare and Health Benefits

We maintain a tax-qualified retirement plan under Section 401(k) of the Code for our employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service, which provides them with an opportunity to save for retirement on a pre-tax and post-tax basis. This plan is intended to qualify under Sections 401(a) and 501(a) of the Code so that pre-tax contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until distributed from the plan. In addition, all contributions are deductible by us when made.

All participants’ interests in their deferrals are 100% vested when contributed. In addition, under the terms and conditions of the plan, which consists of a Safe Harbor election, we contribute 3% of each participant’s eligible compensation, which includes base salary, bonuses and commissions, as applicable, for all eligible employees. Under the plan, all contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions.

In addition, we provide other benefits to our executive officers on the same basis as all other full-time employees; however, executive officers do not pay a premium for such benefits. These benefits include health insurance, a health savings account, dental and vision benefits, dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. We also provide paid time off and other paid holidays to all employees, including our executive officers. We do not offer our employees a non-qualified deferred compensation plan or pension plan.

We design our employee benefits programs to be affordable and competitive in relation to the competitive market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees’ needs.

Employee Stock Purchase Plan

We implemented an Employee Stock Purchase Plan (the “ESPP”) during 2016. The ESPP allows eligible employees to purchase shares of our common stock at a discount through payroll deductions of up to 15% of their eligible compensation, subject to any plan limitations, and provides for six-month offering periods, commencing in May and November of each year. At the end of each offering period, participating employees are able to purchase shares of common stock at 90% of the stock price at market close on the first trading day of the offering period or the last trading day of the offering period, whichever is lower.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, for recruitment and retention purposes or consistent with benefits provided to our other full-time employees. During 2016, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each Named Executive Officer, other than Mr. Durchslag, who received relocation benefits valued at $28,385 and additional life and accidental death and dismemberment insurance coverage per the terms of his employment agreement. The relocation payments made to Mr. Durchslag are subject to repayment terms should his employment be terminated within two years of his hire date.

In the future, we may provide perquisites or other personal benefits to our executive officers in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, for recruitment, motivation or retention purposes, or consistent with benefits provided to our other full-time employees. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Compensation Arrangements

We entered into written agreements with certain of our executive officers, including each of the Named Executive Officers other than Ms. Hicks Bowman, which provide for certain payments and benefits in the event of a termination of employment under specified circumstances, including a termination of employment in connection with a change in control of the Company. Typically, these arrangements are negotiated when the applicable executive officer is hired and contain terms and conditions that we believe to be reasonably necessary to hire and retain these individuals in our market for executive talent.

In addition, equity awards granted to our executive officers, including the Named Executive Officers, beginning in 2013 and thereafter stipulate that payments and benefits in the event of a change in control of the Company are payable only upon a “double trigger,” that is, only following a change in control of the Company and a qualifying termination of employment, including a termination of employment without cause or a resignation for good reason, and in each case requires that the executive officer execute a general release of claims in favor of the Company.

We believe these arrangements are reasonable as the possibility of a change in control of the Company could yield uncertainty among our executive officers and concern over the potential loss of their outstanding and unvested equity awards, which are historically a significant component of their target total direct compensation, and, therefore, could result in their departure from the Company or a distraction to the detriment of the Company and our stockholders. We believe these arrangements were significant to the recruitment of the applicable executive officers and help these individuals maintain continued focus and dedication to their responsibilities to help maximize stockholder value in the event of a potential transaction that could involve a change in control of the Company.

Other Compensation Policies

Stock Ownership Guidelines

We believe stock ownership by our executive officers and the members of our Board is important to align the risks and rewards inherent in stock ownership by these individuals with the interests of our stockholders, as well as to promote our commitment to sound corporate governance. The Compensation Committee adopted a stock ownership policy that requires our executive officers and the members of our Board to own a minimum number of shares of our common stock.

The stock ownership policy requires each of our executive officers and directors to own and hold a minimum amount of our common stock, equal to the lesser of a multiple of his or her base salary or retainer, as applicable, or a specified number of shares. The current minimum required stock ownership levels are as follows:

Individual Subject to Stock Ownership Policy	Minimum Required Level of Stock Ownership
Chief Executive Officer	The lesser of five times base salary or 225,000 shares
Other Executive Officers	The lesser of three times base salary or 50,000 shares
Directors	The lesser of three times retainer or 15,000 shares

Each executive officer and director was in compliance with his or her applicable minimum required stock ownership level during 2016. These ownership levels are intended to create a clear standard that ties a portion of these individuals’ net worth to the performance of our stock price. Until a given executive officer or director has met his or her applicable level of ownership, he or she must retain at least 25% of the shares of our common stock acquired through the exercise of a stock option or the vesting of any other equity award.

Compensation Recovery Policy

The Compensation Committee administers a policy providing for the recovery of incentive cash compensation from our current and former executive officers, including the Named Executive Officers, in the event of an inaccurate determination of our performance or inaccurate financial statements resulting in restatement(s) due to fraud, and from our current and former executive officers in the event of a violation of a non-compete covenant. All amounts payable under Mr. Durchslag’s employment agreement are subject to our executive compensation recovery policy.

We intend to modify such policy, as necessary or appropriate, to the extent the SEC adopts final rules implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Derivatives Trading, Hedging and Pledging Policies

As further described under “Hedging and Margin Policy and Related Matters,” our insider trading policy prohibits executive officers and members of our Board from pledging or hedging our stock.

Tax and Accounting Considerations

Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1,000,000 paid in any taxable year to its chief executive officer and each of the three other most highly-compensated executive officers (other than its chief financial officer), with various exceptions, including one for compensation that qualifies as “performance-based compensation” within the meaning of the Code. The Compensation Committee does not require our executive compensation to be tax deductible, but instead balances the costs and benefits of tax deductibility against our executive compensation objectives. The Compensation Committee reserves the discretion, in its judgment, to approve compensation payments that are subject to the deduction limit when it believes such payments are appropriate to attract and retain executive talent.

Accounting for Stock-Based Compensation

The Compensation Committee evaluates applicable accounting considerations in designing compensation plans and arrangements for our executive officers and other employees. Chief among such accounting considerations is the guidance set forth in FASB ASC Topic 718, the standard which governs the accounting treatment for stock-based compensation awards.

FASB ASC Topic 718 requires us to recognize in our consolidated financial statements all equity awards to employees, including grants of stock options, RSUs and PRSUs to our executive officers, based on their fair values. FASB ASC Topic 718 also requires us to recognize the compensation cost of our equity awards in our consolidated statements of operations over the period that an employee, including our executive officers, is required to render service in exchange for the award, which, generally, will correspond to the award’s vesting schedule.

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for 2016: Scott A. Durchslag, our President and Chief Executive Officer; Thomas R. Fox, our Chief Financial Officer; J. Mark Howell, Angela R. Hicks Bowman and Shannon M. Shaw, the three most highly-compensated executive officers (other than our principal executive officer and principal financial officer) in 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (3)	Non-Equity Incentive Plan Comp. ($) (4)	All Other Comp. ($)		Total ($)
Scott A. Durchslag	2016	500,000	—	2,138,492	1,390,026	140,000	51,385	(5)	4,219,903
President and Chief Executive Officer	2015	142,308	220,548	5,317,500	1,174,091	—	517,634		7,372,081

Thomas R. Fox	2016	368,858	—	1,960,488	461,005	44,400	21,015	(6)	2,855,766
Chief Financial Officer	2015	336,323	—	474,988	448,837	69,400	19,896		1,349,444
	2014	314,596	—	—	1,449,182	90,879	11,649		1,866,306

J. Mark Howell	2016	419,412	—	2,149,995	650,713	50,400	21,358	(7)	3,291,878
Chief Operating Officer	2015	447,874	—	544,990	588,472	62,244	20,781		1,664,361
	2014	391,093	—	—	1,190,973	84,891	18,476		1,685,433

Angela R. Hicks Bowman	2016	419,412	—	1,999,993	500,548	42,000	23,274	(8)	2,985,227
Chief Marketing Officer	2015	402,052	—	294,996	588,472	69,160	22,079		1,376,759
	2014	371,907	—	—	1,185,699	66,326	21,214		1,645,146

Shannon M. Shaw	2016	320,100	—	1,978,490	479,025	32,100	8,347	(9)	2,818,062
Chief Legal Officer & Corporate Secretary	2015	293,461	—	132,994	266,307	50,626	8,324		751,712

(1)
The amount reflects the aggregate grant date fair value of the equity awards granted during the year, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the equity awards in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. All equity grants were made under our Existing Omnibus Plan. There can be no assurance that awards will vest or be exercised, or that the value upon exercise/vest will approximate the aggregate grant date fair value.

(2)
Reflects the grant date fair value of the RSU and PRSU awards granted during the year. Each RSU/PRSU represents a contingent right to receive one share of our common stock upon settlement. Only Mr. Durchslag received PRSUs in 2015. During 2016, all Named Executive Officers received a PRSU grant under the 2016 LTIP. Amounts related to RSUs are calculated using the closing sales price of our common stock on the grant date, while amounts related to PRSUs represent the value at the grant date based upon the probable outcome of the performance conditions. At the time of the grant of the PRSUs under the 2016 LTIP, the value of the shares ultimately issued under the 2016 LTIP could be 0% or range from 75% (threshold achievement level) to 200% (stretch, or maximum achievement level) of the target value awarded, based on our performance in relation to the award’s performance conditions. During the first quarter of 2017, the Compensation Committee cancelled the “stretch” component of the 2016 LTIP such that the maximum achievement level under this award is now the 100% target achievement level.

The following table presents the grant date fair value of the RSUs granted in 2016 and the PRSUs granted in 2016 at both the probable (target, or 100%) level of performance and the then-maximum (stretch, or 200%) level of performance:

Name	2016 RSUs (Grant Date Fair Value)	2016 PRSUs - Target (Grant Date Fair Value)	2016 PRSUs - Maximum (Grant Date Fair Value)
Scott A. Durchslag	$1,388,497	$749,995	$1,499,990
Thomas R. Fox	460,492	1,499,996	2,999,992
J. Mark Howell	649,999	1,499,996	2,999,992
Angela R. Hicks Bowman	499,997	1,499,996	2,999,992
Shannon M. Shaw	478,494	1,499,996	2,999,992

(3)
Reflects the grant date fair value of stock option awards granted during the year, including the grant date fair value of any performance-based stock option awards (only applicable in 2015 for the years presented).

(4)
Reflects the amount paid under our annual performance-based cash bonus program for the year, which were contingent upon satisfaction of specified corporate and individual performance objectives. For further discussion of the performance-based annual bonuses for 2016, see “Compensation Discussion and Analysis — Performance-Based Annual Bonuses.”

(5)
Represents (i) $28,385 for relocation expenses paid by us and (ii) $23,000 for medical, dental, vision, long-term disability, accidental death/dismemberment and basic and heightened life insurance premiums and health savings account contributions paid by us.

(6)
Represents (i) $7,950 in 401(k) matching contributions and (ii) $13,065 for medical, dental, vision, long-term disability, accidental death/dismemberment and basic life insurance premiums and health savings account contributions paid by us.

(7)
Represents (i) $7,950 in 401(k) matching contributions and (ii) $13,408 for medical, dental, vision, long-term disability, accidental death/dismemberment and basic life insurance premiums and health savings account contributions paid by us.

(8)
Represents (i) $7,950 in 401(k) matching contributions and (ii) $15,324 for medical, dental, vision, long-term disability, accidental death/dismemberment and basic life insurance premiums and health savings account contributions paid by us.

(9)	Represents (i) $7,950 in 401(k) matching contributions and (ii) $397 for vision, long-term disability, accidental death/dismemberment and basic life insurance premiums paid by us.

Grants of Plan-Based Awards

Plan-Based Equity Awards

The following table sets forth information concerning grants of plan-based equity awards made to our Named Executive Officers during 2016.

		Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date (1)
Scott A. Durchslag	2/26/2016	—	—	289,270	8.82	1,390,026
	2/26/2016	—	157,426	—	—	1,388,497
	6/29/2016	114,503	—	—	—	749,995

Thomas R. Fox	2/26/2016	—	—	95,937	8.82	461,005
	2/26/2016	—	52,210	—	—	460,492
	6/29/2016	229,007	—	—	—	1,499,996

J. Mark Howell	2/26/2016	—	—	135,416	8.82	650,713
	2/26/2016	—	73,696	—	—	649,999
	6/29/2016	229,007	—	—	—	1,499,996

Angela R. Hicks Bowman	2/26/2016	—	—	104,166	8.82	500,548
	2/26/2016	—	56,689	—	—	499,997
	6/29/2016	229,007	—	—	—	1,499,996

Shannon M. Shaw	2/26/2016	—	—	99,687	8.82	479,025
	2/26/2016	—	54,251	—	—	478,494
	6/29/2016	229,007	—	—	—	1,499,996

(1)
The time-based stock options and time-based RSUs granted on February 26, 2016 were approved by the Compensation Committee on February 4, 2016. The PRSUs granted on June 29, 2016 were approved by the Compensation Committee on June 6, 2016.

(2)
Represents PRSUs granted during 2016. Each PRSU provides a contingent right to receive one share of our common stock upon settlement, and there is no exercise price associated with the PRSUs. The PRSUs granted are contingent upon our performance with respect to certain predetermined Total Cumulative Revenue targets over the 33-month period commencing April 1, 2016 and concluding December 31, 2018, subject to our achievement of a $100 million Adjusted EBITDA threshold over the same time period. At the time of grant, the number of PRSUs ultimately earned, and therefore the number of shares ultimately issued, could be 0% or range from 75% (threshold achievement level) to 200% (stretch, or maximum achievement level) of the target number of PRSUs, based on our performance in relation to the performance conditions, with the number of shares available to be earned and issued at each performance achievement level as follows:

Name	Threshold	Target	Maximum
Scott A. Durchslag	85,877	114,503	229,006
Thomas R. Fox	171,755	229,007	458,014
J. Mark Howell	171,755	229,007	458,014
Angela R. Hicks Bowman	171,755	229,007	458,014
Shannon M. Shaw	171,755	229,007	458,014

The amounts in the “Maximum” column reflect the number of PRSUs that would have been earned under the initial maximum achievement level of 200% (the “stretch” achievement level). During the first quarter of 2017, the Compensation Committee cancelled the “stretch” component of the 2016 LTIP, and as such, the number of shares currently available to be earned and issued at the maximum performance achievement level under this award is now the same as the number of shares shown in the “Target” column in the table above.

(3)	Represents time-based RSUs granted during 2016. Each RSU provides a contingent right to receive one share of our common stock upon settlement, and there is no exercise price associated with the RSUs.

(4)	Represents time-based stock options granted during 2016.

(5)
The amount reflects the aggregate grant date fair value of the corresponding equity awards granted during the year, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the equity awards in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. All equity grants were made under our Existing Omnibus Plan. There can be no assurance that awards will vest or be exercised, or that the value upon exercise/vest will approximate the aggregate grant date fair value. With respect to the PRSUs, the grant date fair value represents the value at the grant date based upon the probable outcome of the performance conditions.

Non-Equity Incentive Plan-Based Awards

The following table sets forth information concerning grants of non-equity incentive plan-based awards made to our Named Executive Officers during 2016.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)
Scott A. Durchslag	420,000	700,000	1,764,000
Thomas R. Fox	133,200	222,000	559,440
J. Mark Howell	151,200	252,000	635,040
Angela R. Hicks Bowman	126,000	210,000	529,200
Shannon M. Shaw	96,300	160,500	404,460

(1)	Our non-equity incentive program is described herein in “Compensation Discussion and Analysis — Performance-Based Annual Bonuses.”

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of our common stock underlying outstanding equity incentive plan awards for each Named Executive Officer as of December 31, 2016. Other than the equity awards listed below, there were no unvested or unearned equity awards held by our Named Executive Officers as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#) (3)	Market Value of Shares or Units of Stock that have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($) (4)
Scott A.	117,880	353,642	—	5.21	9/8/2025	666,397	5,484,447	—		—
Durchslag	—	289,270	—	8.82	2/26/2026(5)	—	—	592,045	(6)	4,872,530

Thomas R.	135,000	45,000	—	24.16	9/24/2023	77,247	635,743	—		—
Fox	117,300	117,300	—	13.13	3/11/2024	—	—	229,007	(7)	1,884,728
	33,121	99,363	—	6.74	2/27/2025
	—	—	10,828	6.74	2/27/2025
	—	95,937	—	8.82	2/26/2026(5)

J. Mark	157,827	52,609	—	17.99	3/3/2023	106,522	876,676	—		—
Howell	96,400	96,400	—	13.13	3/11/2024	—	—	229,007	(7)	1,884,728
	43,471	130,414	—	6.74	2/27/2025
	—	—	14,012	6.74	2/27/2025
	—	135,416	—	8.82	2/26/2026(5)

Angela R.	21,656	—	—	14.22	5/8/2022	89,515	736,708	—		—
Hicks	86,250	28,750	—	19.88	3/27/2023	—	—	229,007	(7)	1,884,728
Bowman	48,500	48,500	—	13.13	3/11/2024
	62,500	62,500	—	10.00	5/13/2024
	43,471	130,414	—	6.74	2/27/2025
	—	—	14,012	6.74	2/27/2025
	—	104,166	—	8.82	2/26/2026(5)

Shannon	13,109	—	—	9.18	10/22/2022	69,050	568,282	—		—
M. Shaw	57,750	19,250	—	19.88	3/27/2023	—	—	229,007	(7)	1,884,728
	47,500	47,500	—	13.13	3/11/2024
	19,665	58,997	—	6.74	2/27/2025
	—	—	6,369	6.74	2/27/2025
	—	99,687	—	8.82	2/26/2026(5)

(1)	Except as otherwise indicated, stock options granted in 2015 and prior are subject to vesting in four equal annual installments beginning on the first anniversary of the date of grant.

(2)
Represents performance-based stock option awards granted during 2015 at the 100% target achievement level for the award. The performance-based stock options are market condition performance equity awards that are earned and begin vesting upon our achievement of a specified level of stock price performance in relation to the Russell 2000 stock market index over the performance period. If earned, 75% of the performance-based stock options granted will become vested and exercisable on February 27, 2018, and the remaining 25% will become vested and exercisable on February 27, 2019, subject to continued employment as of each vesting date.

(3)	Includes RSUs granted in 2015 and 2016 that had not yet vested as of December 31, 2016 as follows:

Name	2015	2016	Total
Scott A. Durchslag	508,971	157,426	666,397
Thomas R. Fox	25,037	52,210	77,247
J. Mark Howell	32,826	73,696	106,522
Angela R. Hicks Bowman	32,826	56,689	89,515
Shannon M. Shaw	14,799	54,251	69,050

The amounts reflected in the table above for Mr. Durchslag include 179,076 PRSUs, which were granted and earned in 2015 but had not yet vested as of December 31, 2016, that are vesting in equal installments on a quarterly basis over a one-year period from September 8, 2016. The time-based RSUs granted in 2015 for all of the Named Executive Officers are subject to vesting in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment as of each vesting date. RSUs granted in 2016 are subject to vesting such that 25% vest on the first anniversary of the grant date, and the remaining 75% vest ratably on a quarterly basis over a three-year period thereafter, subject to continued employment as of each vesting date. There is no expiration date with respect to the RSUs granted. Units will either vest or be forfeited.

(4)
The market value of the RSUs and PRSUs were calculated by multiplying the market price of our common stock at December 30, 2016 of $8.23 per share by the corresponding number of RSUs or PRSUs reflected in the table above.

(5)
Stock options granted in 2016 are subject to vesting such that 25% vest on the first anniversary of the grant date, and the remaining 75% vest ratably on a monthly basis over a three-year period thereafter, subject to continued employment as of each vesting date.

(6)
Represents 114,503 PRSUs granted to Mr. Durchslag during 2016 under the 2016 LTIP as further discussed in footnote (7) below and 656,618 PRSUs that remain outstanding from his 2015 PRSU grant. The PRSUs granted in 2015 are market condition performance equity awards that are earned and begin vesting in separate tranches upon our achievement of certain predetermined stock price targets. Mr. Durchslag earned the first and second tranches of his 2015 PRSU grant, representing a total of 477,542 PRSUs, during 2015, both of which commenced vesting on September 8, 2016. No additional tranches under Mr. Durchslag’s 2015 PRSU grant were earned during 2016.

(7)
Represents PRSUs granted during 2016 under the 2016 LTIP at the 100% target achievement level for this award. The PRSUs granted are contingent upon our performance with respect to certain predetermined Total Cumulative Revenue targets over the 33-month period commencing April 1, 2016 and concluding December 31, 2018, subject to our achievement of a $100 million Adjusted EBITDA threshold over the same time period. At the time of grant, the number of PRSUs ultimately earned, and therefore the number of shares ultimately issued, could be 0% or range from 75% (threshold achievement level) to 200% (stretch, or maximum achievement level) of the target number of PRSUs, based on our performance in relation to the performance conditions, and linear interpolation will be applied should Total Cumulative Revenue fall between the threshold and maximum achievement levels. During the first quarter of 2017, the Compensation Committee cancelled the “stretch” component of the 2016 LTIP such that the maximum achievement level under this award is now the 100% target achievement level. Any PRSUs earned under the 2016 LTIP will vest in full on May 31, 2019, subject to continued employment as of that date.

Option Exercises and Stock Vested

The following table summarizes stock option exercises by and/or vesting of stock awards held by our Named Executive Officers during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Scott A. Durchslag	—	—	448,417	4,565,783
Thomas R. Fox	—	—	45,436	444,513
J. Mark Howell	—	—	48,033	467,418
Angela R. Hicks Bowman	—	—	10,942	96,508
Shannon M. Shaw	—	—	4,933	43,509

(1)	No stock options were exercised by any of our Named Executive Officers during 2016.

(2)
Represents the gross number of shares of our common stock that were acquired upon the vesting of RSUs and/or PRSUs during 2016. Actual shares received were issued net of shares withheld or sold to satisfy the tax obligations created by such vesting.

(3)	Value realized on vesting is calculated by multiplying the number of shares vested by the market value of our common stock on the vesting date.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Potential Payments on Termination and Change in Control

We entered into agreements with each of our Named Executive Officers, other than Ms. Hicks Bowman, that provide for payments and benefits under the circumstances described below if the officer’s employment is terminated or we experience a change in control, including a change in the beneficial ownership of the Company by more than 50% or a sale of substantially all of our assets.

Employment Agreements and Offer Letters

Scott A. Durchslag

Pursuant to the terms and conditions of Mr. Durchslag’s employment agreement, in the event his employment is terminated by us without cause or by him for good reason and such termination does not occur in the six month period prior to, or the 18-month period following, a change in control of the Company (as each such term is defined in the employment agreement), and subject to his execution and non-revocation of a separation and release agreement, Mr. Durchslag will be eligible to receive the following cash payments:

•
cash payments equal to 2.4 times his then-current annual base salary, payable in 24 bi-monthly installments beginning on the 60th day following his termination date (the “Payment Commencement Date”), less all applicable taxes and withholdings; and

•	a lump sum payment equal to 18 months of the cost of COBRA payments, payable on the Payment Commencement Date.

Further, pursuant to the terms and conditions of Mr. Durchslag’s employment agreement, in the event his employment is terminated by us without cause or by him for good reason, and such termination occurs within the period beginning six months before and ending 18 months following a change in control of the Company (as each such term is defined in the employment agreement), Mr. Durchslag will be eligible to receive the following cash payments:

•	a cash payment equal to 3.0 times the sum of his then-current annual base salary and target bonus, payable in one lump sum on the Payment Commencement Date, less all applicable taxes and withholdings;

•	a lump sum payment equal to 18 months of the cost of COBRA payments, payable on the Payment Commencement Date.

Thomas R. Fox

Under the terms of his August 2013 offer letter, if Mr. Fox is terminated without cause during a time that is not within the six-month period prior to, or the 12-month period following, a change in control, he will be entitled to a lump sum severance payment equal to 12 months of his then-current base salary and reimbursement of up to 12 months of COBRA premium payments, subject to him signing a release of claims. If, within the six-month period prior to, or the 12-month period following, a change in control, Mr. Fox is terminated by the Company without cause or Mr. Fox terminates his employment as a result of the scope of his responsibilities or duties being reduced or diminished in any material respect, or his compensation being materially reduced, he will be entitled to receive a lump sum cash payment equal to two years of his then-current base salary and reimbursement of 18 months of COBRA premium payments.

J. Mark Howell

Under the terms of his December 2012 offer letter, if Mr. Howell is terminated without cause during a time that is not within the six-month period prior to, or the 12-month period following, a change in control, he will be entitled to a lump sum severance payment equal to 12 months of his then-current base salary and reimbursement of up to 12 months of COBRA premium payments, subject to him signing a release of claims. If, within the six-month period prior to, or the 12-month period following, a change in control, Mr. Howell is terminated by the Company without cause or Mr. Howell terminates his employment as a result of the scope of his responsibilities or duties being reduced or diminished in any material respect, or his compensation being materially reduced, he will be entitled to receive a lump sum cash payment equal to two years of his then-current base salary and reimbursement of 18 months of COBRA premium payments.

Shannon M. Shaw

Under the terms of her February 2016 offer letter, if Ms. Shaw is terminated without cause during a time that is not within the 3-month period prior to or within the 18-month period following a change in control, she will be entitled to receive a lump sum severance payment equal to 12 months of her then-current base salary and reimbursement of up to 18 months of COBRA premium payments, subject to her signing a release of claims. If, within the 3-month period prior to, or within the 18-month period following, a change of control, Ms. Shaw is terminated by the Company without cause or Ms. Shaw terminates her own employment for good reason, she will be entitled to receive a lump sum cash payment equal to two years of her then-current base salary and reimbursement of 18 months of COBRA premium payments.

Equity Acceleration

The terms of the agreements for stock options granted during 2013 and later to our Named Executive Officers (other than for Mr. Durchslag’s at-hire grant in 2015, as described below) provide for accelerated vesting if their employment is terminated within 18 months following, or six months before a change in control, without cause or for good reason.

The terms of the RSU award agreements (other than for Mr. Durchslag’s at-hire grant in 2015, as described below) provide that, if within 12 months following a change in control in which the RSUs are substituted, assumed or otherwise continued, the Named Executive Officer is terminated by the Company without cause or he or she resigns as a result of the scope of his or her responsibilities or duties being reduced or diminished in any material respect, or his or her compensation being materially reduced, the vesting of the RSUs will be accelerated automatically and will become fully vested upon such termination of employment.

The terms of the PRSU award agreements (other than for Mr. Durchslag’s grant in 2015, as described below) provide that in the event of a change in control of the Company prior to the conclusion of the 33-month performance period applicable to those PRSUs, the Adjusted EBITDA and Total Cumulative Revenue performance conditions shall be deemed satisfied, with the Total Cumulative Revenue goal deemed satisfied at the target performance level, and each Named Executive Officer shall remain subject to the service-based vesting conditions set forth under the 2016 LTIP. In the event a Named Executive Officer experiences a termination of service without cause or resigns for good reason, in each case within 18 months following a change in control, and provided that within 60 days following the Named Executive Officer’s termination date, the officer timely executes and does not revoke a separation agreement releasing the Company and its affiliates from all claims, a pro-rated portion of the PRSUs granted under the 2016 LTIP will vest based on the deemed performance level and the number of full months during the performance period the Named Executive Officer was employed by us.

In the event Mr. Durchslag’s employment is terminated by us without cause or by him for good reason, the vesting of his at-hire time-based equity awards will equal the percentage in which he was vested as of the date of his termination of employment plus any vesting that would occur through the end of the fiscal quarter of the date of such termination. Further, pursuant to the terms and conditions of Mr. Durchslag’s employment agreement, in the event his employment is terminated by us without cause or by him for good reason and such termination occurs within the period beginning six months before and ending 18 months following a change in control of the Company, full vesting of his at-hire time-based equity awards will occur, and the vesting of his 2015 PRSU award will accelerate, with the performance goals being deemed satisfied at the greater of actual performance through the date of his termination of employment and 100% of the target level of performance.

Value of Payments and Benefits

The table below provides an estimate of the value of the compensation that would have been due to each of our Named Executive Officers in the events described below, assuming the termination or change in control was effective on December 31, 2016, under the agreements described above. The actual amounts to be paid can only be determined at the time of an actual termination of employment or change in control event, as applicable.

	Involuntary Termination			Change in Control Followed by Involuntary Termination
Name	Cash ($)	Equity ($) (1)	Total ($)	Cash ($)	Equity ($) (1)	Total ($)
Scott A. Durchslag	1,200,000	174,267	1,374,267	3,600,000	9,130,536	12,730,536
Thomas R. Fox	370,000	—	370,000	740,000	1,363,294	2,103,294
J. Mark Howell	420,000	—	420,000	840,000	1,670,659	2,510,659
Angela R. Hicks Bowman	—	—	—	—	1,530,692	1,530,692
Shannon M. Shaw	321,000	—	321,000	642,000	1,208,994	1,850,994

(1)
The value associated with accelerated vesting of time-based stock options, performance-based stock options, RSUs and PRSUs, as applicable, is based on the value of such equity awards at December 30, 2016. The fair value of stock options is based on the difference between the market price of our common stock at December 30, 2016 of $8.23 per share less the per share exercise prices of the applicable stock option awards. The value of RSUs and PRSUs is calculated by multiplying the market price of our common stock at December 30, 2016 of $8.23 per share by the number of RSUs or PRSUs as to which vesting would accelerate upon the occurrence of the applicable event.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table) (3)
Equity compensation plans approved by security holders (4)	15,408,201	$10.14	2,873,220
Equity compensation plans not approved by security holders	—	—	—
Total	15,408,201	$10.14	2,873,220

(1)
As of December 31, 2016, outstanding equity awards consisted of time-based stock options, performance-based stock options, RSUs and PRSUs. The number of outstanding performance-based stock options and PRSUs included in the totals shown in the table above assumes those awards will be earned at the maximum award level (the 200% “stretch” performance achievement level for the 2016 LTIP).

(2)	There is no exercise price with respect to the RSUs and PRSUs outstanding.

(3)
Consists of shares available for awards under the Existing Omnibus Plan and shares available for purchase under the ESPP as of December 31, 2016 and assumes that outstanding performance-based stock options and PRSUs will be earned at the maximum award level (the 200% “stretch” performance achievement level for the 2016 LTIP). The amount in this column includes 1,213,290 shares remaining available for issuance under the Existing Omnibus Plan as of December 31, 2016. On the first day of each fiscal year, through 2021, during which the Existing Omnibus Plan remains in effect, the number of shares in the reserve under the Existing Omnibus Plan will increase by an amount equal to the least of (x) 5.0% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, (y) 5,090,496 shares and (z) such lesser number of shares determined by our Board. The amount in this column also includes an estimated 1,659,930 shares remaining available for purchase under the ESPP as of December 31, 2016, of which 26,847 shares were subject to purchase based upon the payroll withholdings through that date under the ESPP for the current purchase period (assuming the closing price of our common stock at the end of the current purchase period will equal the closing price on the last market trading date in 2016 and that all participants currently enrolled in the ESPP will remain enrolled until the purchase date).

(4)	Includes the Existing Omnibus Plan and the ESPP.

Risk Assessment of Compensation Programs

Our Compensation Committee considered an assessment of compensation-related risks for all of our personnel. Based on this assessment, the Compensation Committee concluded our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this evaluation, the Compensation Committee considered the key design elements of our compensation programs. For example, the Compensation Committee retains discretion to determine final executive cash bonus awards rather than being required to pay large awards based on any one factor. The Compensation Committee also believes the equity ownership of executive officers encourages a long-term commitment and focus on sustainable performance rather than short-term risk-taking.

COMPENSATION COMMITTEE REPORT

The material in this report does not constitute soliciting material and should not be deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Angie’s List under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Form 10-K for the fiscal year ended December 31, 2016.

This report is respectfully submitted by the members of the Compensation Committee set forth below:

Mark Britto, Chairman
Thomas R. Evans
Susan E. Thronson

AUDIT COMMITTEE REPORT

The material in this report does not constitute soliciting material and should not be deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Angie’s List under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section of our “Investor Relations” website at investor.angieslist.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Angie’s List’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2016.

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by applicable Public Company Accounting Oversight Board (the “PCAOB”) standards. In addition, the Audit Committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence.

The Audit Committee met ten times during the fiscal year ended December 31, 2016. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee meetings include, whenever appropriate, executive sessions with Ernst & Young LLP and with our internal audit function, in each case without the presence of our management. The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audits. The Audit Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their audits and reviews, their evaluations of our system of internal control over financial reporting and the overall quality of our financial reporting.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that such audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The Audit Committee also engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and is seeking ratification of such appointment by the stockholders.

This report is respectfully submitted by the members of the Audit Committee set forth below:

David B. Mullen, Chairman
George D. Bell
Michael S. Maurer
Susan E. Thronson

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below each transaction since January 1, 2016, and each currently proposed transaction, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Since the beginning of our last fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

Investor Rights Agreement

We are party to an amended and restated investor rights agreement which provides that certain of our pre-IPO investors are entitled to registration rights with respect to our common stock. Such agreement was amended on November 1, 2016 to extend the duration of such rights for certain investors until November 17, 2018.

Indemnification Agreements

We entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification by the Audit Committee of related party transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related party had or will have a direct or indirect material interest, as determined by the Audit Committee, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party. Any related party transactions described in this section were approved or ratified pursuant to the policy.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Angie’s List’s stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Angie’s List, Inc., 1030 East Washington Street, Indianapolis, Indiana 46202 or (3) contact our Investor Relations department by telephone at (888) 619-2655. We will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORTS

Our Annual Report on Form 10-K for the year ended December 31, 2016, which is not a part of our proxy soliciting materials, is being mailed with this Proxy Statement to stockholders.

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by an Angie’s List stockholder, we will mail, free of charge, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to Investor Relations, Angie’s List, Inc., 1030 East Washington Street, Indianapolis, Indiana 46202.

By Order of the Board of Directors

/S/ SHANNON M. SHAW
Shannon M. Shaw Chief Legal Officer & Corporate Secretary

April 28, 2017

APPENDIX A

ANGIE’S LIST, INC.
2017 OMNIBUS INCENTIVE PLAN

1.
Purpose. The purpose of the Angie’s List, Inc. 2017 Omnibus Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.

2.	Definitions. In this Plan, the following definitions will apply.

(a)	“Affiliate” means any entity that is a Subsidiary of the Company.

(b)
“Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

(c)	“Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, an Other Stock-Based Award or a Cash Incentive Award.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cash Incentive Award” means a dollar-denominated performance-based Award as described in Section 11(b).

(f)
“Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition means, a Participant’s (i) material breach of his or her employment agreement, if any, with the Company; (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of the Company’s code of business conduct and ethics or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the Participant or demonstrates a willful and continuing disregard for the best interests of the Company and its Affiliates; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or any of its Affiliates, their business or any of their customers, employees or vendors.

(g)	“Change in Control” means one of the following:

(1)
An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A)	any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;

(B)	any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan; or

(C)	any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of more than 50% of the Company’s Voting Securities.

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred. Furthermore, a Change in Control will occur if a Person becomes the beneficial owner of more than 50% of the Company’s Voting Securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Change in Control pursuant to subsection 2(g)(3).

(2)	Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

1

(3)
A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(h)
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

(i)
“Committee” means two or more Non‑Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the Nasdaq Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).

(j)	“Company” means Angie’s List, Inc., a Delaware corporation, or any successor thereto.

(k)
“Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest relating to the election of directors.

(l)
“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.

(m)
“Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(n)	“Employee” means an employee of the Company or an Affiliate.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p)
“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(q)	“Fair Market Value” of a Share means the fair market value of a Share determined as follows:

(1)
If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

2

(2)
If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(r)
“Full Value Award” means an Award other than an Option Award, Stock Appreciation Right Award, or Cash Incentive Award, and for purposes of Section 4, includes an award under the Prior Plan that is not an option award, a stock appreciation right award, or a cash-based award.

(s)	“Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(t)
“Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.

(u)	“Non-Employee Director” means a member of the Board who is not an Employee.

(v)
“Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non‑Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.

(w)	“Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(x)	“Parent” means a “parent corporation,” as defined in Code Section 424(e).

(y)	“Participant” means a person to whom a then-outstanding Award has been granted under the Plan.

(z)
“Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(aa)	“Plan” means this Angie’s List, Inc. 2017 Omnibus Incentive Plan, as amended and in effect from time to time.

(bb)	“Prior Plan” means the Angie’s List, Inc. Amended and Restated Omnibus Incentive Plan, effective as of August 11, 2011.

(cc)
“Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(dd)
“Restricted Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(ee)
“Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(ff)
“Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(gg)	“Share” means a share of Stock.

(hh)	“Stock” means the common stock, $0.001 par value per Share, of the Company.

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(ii)
“Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(jj)	“Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(kk)
“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(ll)	“Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3.	Administration of the Plan.

(a)	Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b)
Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)
determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of Award and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)	cancelling or suspending an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);

(3)
adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan; and

(4)	granting Substitute Awards under the Plan.

(c)
Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(i). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(d)
Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

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(e)
Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4.	Shares Available Under the Plan.

(a)
Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 2,162,000, plus 1,213,290 Shares of Stock remaining available for future grants under the Prior Plan on the effective date of this Plan. No further awards may be made under the Prior Plan after the effective date of the Plan. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1)	Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.

(2)	Shares that are subject to Full Value Awards shall be counted against the share reserve as 1.44 Shares for every one Share granted.

(3)
Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.

(4)
Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(5)	Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(6)	Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b)
Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to any Award or Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.

(c)
Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a), with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.

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(d)
Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(e)
No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

(f)
Individual Option and SAR Limit. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant other than a Non-Employee Director shall not exceed 1,500,000 Shares (subject to adjustment as provided in Section 12(a)).

(g)
Performance-Based Compensation Limit. With respect to Awards of Performance-Based Compensation, (i) the maximum number of Shares that may be the subject of Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 1,500,000 Shares (subject to adjustment as provided in Section 12(a)); and (ii) the maximum amount payable with respect to Full Value Awards and Cash Incentive Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $5,000,000.

(h)
Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director (excluding any Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) shall not exceed $500,000.

5.	Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6.	General Terms of Awards.

(a)
Award Agreement. Except for an Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b)
Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date, and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i)  a Change in Control, (ii) a termination of Service due to death or Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders.

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(c)
Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d)
Termination of Service. Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):

(1)
Upon termination of Service for Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be forfeited without consideration immediately after such termination.

(2)	Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3)
Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(4)
Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(e)
Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(f)
Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 16 of this Plan. Except as provided in Section 16 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance measures under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.

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(g)
Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be accumulated or deemed reinvested until such Award is earned, vested and paid, and will be subject to the same restrictions, conditions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, provided, however, that such dividend equivalents will be accumulated or deemed reinvested until such Award is earned, vested and paid, and will be subject to the same restrictions, conditions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

7.	Stock Option Awards.

(a)
Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b)
Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)
Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement, including without limitation the restrictions provided in Section 6(b). No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d)	Incentive Stock Options.

(1)
An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be 1,500,000, subject to adjustment as provided in Section 12(a).

(2)
No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined Voting Power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.

(3)
For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

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(4)
If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

(5)
The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.

(e)
Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option Award during the applicable post-termination of Service exercise period as set forth in Section 6(d) or in the applicable Agreement is prevented by Section 17(c), the Option shall remain exercisable until the later of (i) 30 days after the date the exercise of the Option would no longer be prevented by such provision, or (ii) the end of the applicable post-termination exercise period, but in no event later than the scheduled expiration date of the Option as set forth in the applicable Agreement.

(f)
Automatic Exercise of Non-Qualified Stock Options. To the extent any portion of a vested and exercisable Non-Qualified Stock Option remains unexercised immediately prior to the close of business on the expiration date of the Option (either the originally scheduled expiration date or such earlier date on which the Option would otherwise expire pursuant to the Plan or the applicable Agreement in connection with a termination of Service other than due to Cause) (an “Automatic Exercise Date”), the entire vested and exercisable portion of such Option will be exercised on the Automatic Exercise Date without any further action by the Participant to whom the Option was granted (or the person or persons to whom the Option may have been transferred in accordance with Section 6(c) of the Plan and any applicable Agreement), but only if (i) the Fair Market Value of the number of exercisable Shares subject to the Option on the Automatic Exercise Date is at least $50 greater than the aggregate exercise price of such number of Option Shares, and (ii) no Option exercise suspension permitted or required under the Plan and applicable Agreements is then in effect. The aggregate exercise price for any Option exercise under this Section 7(f) and any related withholding taxes will be paid by the Company retaining from the total number of Shares as to which the Option is being exercised a number of shares having an aggregate Fair Market Value as of the Automatic Exercise Date equal to the amount of such aggregate exercise price plus the applicable withholding taxes. The Committee shall have the authority to limit or modify the applicability of this provision to Participants who are subject to Section 3(c) of the Plan. Nothing in this Section 7(f) shall preclude the Committee from unilaterally modifying or repealing any such Plan rule at any time, and any such modification or repeal shall be applicable to all Option Awards then outstanding as well as to Option Awards granted thereafter.

8.	Stock Appreciation Right Awards.

(a)
Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)
Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement, including without limitation the restrictions provided in Section 6(b). No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9.	Restricted Stock Awards.

(a)
Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the limitations provided in Section 6(b). The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

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(b)
Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.	Restricted Stock Unit Awards.

(a)
Vesting and Consideration. A Restricted Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the limitations provided in Section 6(b). If vesting of a Restricted Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Restricted Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Restricted Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Restricted Stock Unit Award.

(b)
Payment of Award. Following the vesting of a Restricted Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

11.	Other Awards.

(a)
Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

(b)
Cash Incentive Awards. A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such dollar-denominated amounts and upon such terms and at such times as shall be determined by the Committee. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash, Shares or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash, Shares and other forms of Awards as determined by the Committee and specified in the applicable Agreement.

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12.	Changes in Capitalization, Corporate Transactions, Change in Control.

(a)
Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b)
Corporate Transactions. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1)
Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

(2)
Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, the portion of such Award that shall be deemed “fully vested” for purposes of this Section 12(b)(2) shall be a pro rata amount based on actual performance as of the effective time of the Corporate Transaction (with the performance goals appropriately adjusted to reflect the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction) and on the length of time within the performance period that has elapsed prior to the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

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(3)
Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3). The payment for any Award surrendered shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares that have been earned or deemed earned in the manner specified in Section 12(b)(2). If the amount determined pursuant to clause (i) of this subsection is less than or equal to the amount determined pursuant to clause (ii) of this subsection with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(4)
Termination After a Corporate Transaction. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within eighteen months after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, or voluntarily terminates his or her Service for Good Reason (as defined in the Participant’s Agreement governing such Award) if the initial Agreement governing such Award provides for a Good Reason termination scenario, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full (with vesting in full for an Award that is subject to satisfaction of specified performance goals to be determined as provided in Section 12(b)(2), except that the pro rata vesting amount will be determined with respect to the portion of the performance period during which the Participant was a Service Provider).

(c)
Other Change in Control. In the event of a Change in Control that does not involve a Corporate Transaction, the Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Awards, which may include: (i)  providing for the cancellation of any Award in exchange for payments in a manner similar to that provided in Section 12(b)(3) or (ii) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control, which may include the acceleration of vesting in full or in part. The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Agreement as it may deem equitable and in the best interests of the Company.

(d)
Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

(e)
Parachute Payment Limitation. Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be reduced (but not below zero) to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax.

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13.
Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.
Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required tax withholdings (but not to exceed the minimum statutory amount required to be withheld if such limitation is necessary to avoid an adverse accounting impact) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant, or by delivering to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15.	Effective Date, Duration, Amendment and Termination of the Plan.

(a)
Effective Date. The Plan shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date.

(b)
Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.

(c)
Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)
Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 17(i).

(e)
No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.

16.	Performance-Based Compensation.

(a)
Designation of Awards. If the Committee determines at the time a Full Value Award or Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 16 will be applicable to such Award, which shall be considered Performance-Based Compensation.

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(b)
Compliance with Code Section 162(m). If an Award is subject to this Section 16, then the grant of the Award, the vesting and lapse of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 16(c). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 16, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including adjustments for events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with an Award subject to this Section 16. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 16 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c)
Performance Measures. For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 16, the performance measures to be utilized shall be limited to one or a combination of two or more of the following performance measures: (i) net earnings or net income; (ii) earnings before one or more of interest, taxes, depreciation, amortization and share-based compensation expense; (iii) earnings per share (basic or diluted); (iv) revenue; (v) operating income; (vi) profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on invested capital and return on revenue) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue; (vii) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (viii) market share; (ix) combined net worth; (x) margins (including, but not limited to, one or more of gross, operating and net earnings margins); (xi) stock price; (xii) total stockholder return, including relative total stockholder return; (xi) asset quality; (xiv) asset growth; (xv) non-performing assets; (xvi) operating assets; (xvii) balance of cash, cash equivalents and marketable securities; (xiii) cost and expense management; (xix) economic value added or similar value added measurements; (xx) improvement in or attainment of working capital levels; (xxi) productivity ratios; (xxii) employee retention or satisfaction measures; (xxiii) net promoter score; (xxiv) customer satisfaction; (xxv) debt, credit or other leverage measures or ratios; and (xxvi) implementation or completion of critical projects. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, Affiliate, division, business unit, operational unit or individual performance.

17.	Other Provisions.

(a)
Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)
Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

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(c)
Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws.  Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with all applicable Company policies as they exist from time to time, including, without limitation, those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 17(i).

(d)
Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)
Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)
Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)
Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)
If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A; and

(2)
If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

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None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

(h)
Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 17(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)	Forfeiture and Compensation Recovery.

(1)
The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2)
Awards and any compensation associated therewith shall be subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including, without limitation, in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

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APPENDIX B

Reconciliation of Net Loss to Adjusted EBITDA1
(unaudited) ($000)

FY2016
Net Loss	$(7,857)
Income tax expense	43
Interest expense, net	4,720
Depreciation and amortization	13,148
Non-cash stock-based compensation expense	14,744
Legal settlement accrual	2,829
Adjusted EBITDA[1]	$27,627

1 Adjusted EBITDA is a non-GAAP measure.

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ANGIE'S LIST, INC.
1030 EAST WASHINGTON STREET
INDIANAPOLIS, IN 46202

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ANGI17**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E29254-P94367 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANGIE'S LIST, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark Britto
02) Michael S. Maurer
03) H. Eric Semler
04) Susan E. Thronson

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.2

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E29255-P94367

ANGIE'S LIST, INC.
Annual Meeting of Stockholders
June 13, 2017 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Scott Durchslag and Shannon Shaw, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ANGIE'S LIST, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 13, 2017, at www.virtualshareholdermeeting.com/ANGI17, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

V.1.2

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